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                                                                     EXHIBIT 5.1

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                          AGREEMENT AND PLAN OF MERGER



                                 BY AND BETWEEN

                             BROOKS AUTOMATION, INC.

                                       AND

                          PROGRESSIVE TECHNOLOGIES INC.

                              DATED: JUNE 27, 2001









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                                TABLE OF CONTENTS

1.  DEFINITIONS....................................................................1

2.  THE MERGER; CLOSING............................................................8

   2.1.   THE MERGER...............................................................8
   2.2.   EFFECTIVE TIME...........................................................9
   2.3.   EFFECTS OF THE MERGER....................................................9
   2.4.   CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION....................9
   2.5.   BYLAWS OF SURVIVING CORPORATION..........................................9
   2.6.   OFFICERS AND DIRECTORS OF SURVIVING CORPORATION..........................9
   2.7.   CONVERSION OR CANCELLATION OF CAPITAL STOCK OF THE COMPANY..............10
   2.8.   SURRENDER OF CERTIFICATES...............................................12
   2.9.   MULTIPLE CERTIFICATES...................................................14
   2.10.  ESCROW SHARES...........................................................14
   2.11.  INTENTIONALLY OMITTED...................................................14
   2.12.  SHAREHOLDER REPRESENTATIVES.............................................14
   2.13.  STOCK TRANSFER BOOKS....................................................15
   2.14.  TAX AND ACCOUNTING CONSEQUENCES.........................................16
   2.15.  RESTRICTED SECURITIES...................................................16

3.  REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY.........................16

   3.1.   ORGANIZATION AND GOOD STANDING..........................................16
   3.2.   AUTHORITY; NO CONFLICT..................................................17
   3.3.   CAPITALIZATION..........................................................18
   3.4.   BOOKS, RECORDS AND ACCOUNTS.............................................19
   3.5.   FINANCIAL STATEMENTS....................................................20
   3.6.   NO UNDISCLOSED LIABILITIES..............................................20
   3.7.   NO MATERIAL ADVERSE CHANGE..............................................20
   3.8.   TAXES...................................................................21
   3.9.   ACCOUNTS RECEIVABLE.....................................................23
   3.10.  TITLE TO PROPERTIES; ENCUMBRANCES.......................................24
   3.11.  CONDITION AND SUFFICIENCY OF ASSETS.....................................25
   3.12.  COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS.......................25
   3.13.  LEGAL PROCEEDINGS.......................................................25
   3.14.  ABSENCE OF CERTAIN CHANGES AND EVENTS...................................26
   3.15.  CONTRACTS; NO DEFAULTS..................................................28
   3.16.  INSURANCE...............................................................31
   3.17.  ENVIRONMENTAL MATTERS...................................................32
   3.18.  EMPLOYEES...............................................................33
   3.19.  EMPLOYEE BENEFITS.......................................................33
   3.20.  LABOR RELATIONS.........................................................37
   3.21.  INTELLECTUAL PROPERTY...................................................38
   3.22.  CERTAIN PAYMENTS........................................................41
   3.23.  RELATIONSHIPS WITH RELATED PERSONS......................................41
   3.24.  BROKERS OR FINDERS......................................................42
   3.25.  CUSTOMER RELATIONSHIPS..................................................42
   3.26.  OUTSTANDING INDEBTEDNESS................................................42
   3.27.  SUPPLIERS; RAW MATERIALS CONTRACTORS....................................42
   3.28.  CUSTOMERS...............................................................43
   3.29.  PAYABLES................................................................43
   3.30.  INVENTORIES.............................................................43
   3.31.  PRODUCT WARRANTIES; PRODUCT LIABILITY...................................43

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
   3.32.  FINANCIAL SERVICE RELATIONS AND POWERS OF ATTORNEY....................44
   3.33.  POOLING...............................................................44
   3.34.  REGULATORY CORRESPONDENCE.............................................44
   3.35.  COMPANY ACTION........................................................45
   3.36.  DISCLOSURE............................................................45

4.  REPRESENTATIONS AND WARRANTIES OF BROOKS....................................45

   4.1.   ORGANIZATION AND GOOD STANDING........................................45
   4.2.   AUTHORITY; NO CONFLICT................................................46
   4.3.   CAPITALIZATION; PARENT SHARES.........................................47
   4.4.   FILINGS WITH THE COMMISSION...........................................47
   4.5.   NO MATERIAL ADVERSE CHANGE............................................47
   4.6.   LEGAL PROCEEDINGS.....................................................48
   4.7.   BROKERS OR FINDERS....................................................48
   4.8.   DISCLOSURE............................................................48

5.  COVENANTS...................................................................48

   5.1.   NORMAL COURSE.........................................................48
   5.2.   CONDUCT OF BUSINESS...................................................49
   5.3.   REGULATION D..........................................................51
   5.4.   PRIVATE PLACEMENT MEMORANDUM..........................................51
   5.5.   COMPANY SHAREHOLDER DOCUMENTS.........................................52
   5.6.   SPECIAL MEETING.......................................................53
   5.7.   AGREEMENTS WITH RESPECT TO AFFILIATES.................................53
   5.8.   CERTAIN FILINGS.......................................................53
   5.9.   NOTIFICATION OF CERTAIN MATTERS.......................................54
   5.10.  POOLING ACCOUNTING TREATMENT..........................................54
   5.11.  NO SOLICITATION.......................................................54
   5.12.  ACCESS TO INFORMATION; CONFIDENTIALITY................................55
   5.13.  REASONABLE BEST EFFORTS; FURTHER ACTION...............................55
   5.14.  TAX MATTERS...........................................................56

6.  ADDITIONAL COVENANTS OF BROOKS..............................................58

   6.1.   CERTAIN FILINGS.......................................................58
   6.2.   NOTIFICATION OF CERTAIN MATTERS.......................................58
   6.3.   EMPLOYMENT MATTERS....................................................58
   6.4.   REGISTRATION..........................................................59
   6.5.   NMS LISTING...........................................................62

7.  CONDITIONS TO OBLIGATIONS OF BROOKS.........................................62

   7.1.   REPRESENTATIONS AND WARRANTIES........................................62
   7.2.   PERFORMANCE OF COVENANTS..............................................62
   7.3.   DISSENTING SHAREHOLDERS...............................................62
   7.4.   UPDATE CERTIFICATE....................................................62
   7.5.   NO GOVERNMENTAL OR OTHER PROCEEDING; ILLEGALITY.......................63
   7.6.   APPROVALS AND CONSENTS................................................63
   7.7.   OPINION OF COUNSEL....................................................63
   7.8.   SHAREHOLDER APPROVAL..................................................64
   7.9.   OPINIONS OF ACCOUNTANTS; POOLING......................................64
   7.10.  ESCROW AGREEMENT......................................................64
   7.11.  NONCOMPETITION AND PROPRIETARY INFORMATION AGREEMENTS.................64
   7.12.  TERMINATION OF RIGHTS AND VOTING AGREEMENTS...........................64
   7.13.  PATENT ASSIGNMENT.....................................................64
   7.14.  REPAYMENT OF PROMISSORY NOTES.........................................65
   7.15.  OTHER DOCUMENTS.......................................................65


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

8.    CONDITIONS TO OBLIGATIONS OF THE COMPANY...................................65

   8.1.    REPRESENTATIONS AND WARRANTIES........................................65
   8.2.    PERFORMANCE OF COVENANTS..............................................65
   8.3.    UPDATE CERTIFICATE....................................................66
   8.4.    NO GOVERNMENTAL OR OTHER PROCEEDING; ILLEGALITY.......................66
   8.5.    OPINION OF COUNSEL....................................................66
   8.6.    SHAREHOLDER APPROVAL..................................................66

9.  INDEMNIFICATION..............................................................67

   9.1.    DEFINITIONS...........................................................67
   9.2.    INDEMNIFICATION BY COMPANY SHAREHOLDERS...............................67
   9.3.    DEFENSE OF THIRD PARTY ACTIONS........................................68
   9.4.    MISCELLANEOUS.........................................................69
   9.5.    PAYMENT OF INDEMNIFICATION; SOLE REMEDY...............................70

10.  TERMINATION OF AGREEMENT....................................................70

   10.1.   TERMINATION...........................................................70
   10.2.   TERMINATION BY BROOKS.................................................70
   10.3.   TERMINATION BY THE COMPANY............................................71
   10.4.   PROCEDURE FOR TERMINATION.............................................71
   10.5.   EFFECT OF TERMINATION.................................................71
   10.6.   RIGHT TO PROCEED......................................................72

11.  GENERAL PROVISIONS..........................................................72

   11.1.   TERMINATION OF REPRESENTATIONS AND WARRANTIES.........................72
   11.2.   EXPENSES..............................................................72
   11.3.   PUBLIC ANNOUNCEMENTS..................................................72
   11.4.   NOTICES...............................................................73
   11.5.   JURISDICTION; SERVICE OF PROCESS......................................74
   11.6.   FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.................74
   11.7.   ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS....................74
   11.8.   SEVERABILITY..........................................................75
   11.9.   GOVERNING LAW.........................................................75
   11.10.  COUNTERPARTS..........................................................75
   11.11.  ENTIRE AGREEMENT AND MODIFICATION.....................................75


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                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") is entered into as of June 27, 2001, between Brooks Automation, Inc. ("BROOKS"), a Delaware corporation, and Progressive Technologies Inc. (the "COMPANY"), a Massachusetts corporation.

                                    RECITALS:

     A. The Boards of Directors of Brooks and the Company, deeming it advisable and for the respective benefit of Brooks and the Company, and their shareholders, have approved the Merger (as hereinafter defined) of the Company with and into Brooks upon the terms and subject to the conditions set forth in this Agreement, and have approved this Agreement and authorized the transactions contemplated hereby.

     B. The Board of Directors of the Company has determined to recommend to all of the Company's shareholders that the Merger and this Agreement be approved.

     C. Brooks and the Company intend to adopt this Agreement as a plan of reorganization within the meaning of Section 368 of the Code (as hereinafter defined) and the regulations promulgated thereunder.

     D. Brooks and the Company intend that the Merger be accounted for as a pooling-of-interests for financial reporting and accounting purposes.

     E. Pursuant to the Merger, each outstanding share of the Company's capital stock (the "COMPANY CAPITAL Stock"), shall be automatically converted into the right to receive the consideration specified in Section 2.7 upon the terms and subject to the conditions hereinafter set forth.

     F. Upon consummation of the Merger, the separate corporate existence of Company shall cease, and Brooks shall continue as the surviving corporation.

     THE PARTIES AGREE AS FOLLOWS:

1.  DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

     "ACCOUNTS RECEIVABLE"--as defined in Section 3.9.

     "AFFILIATE AGREEMENT"--as defined in Section 3.37.

     "AFFILIATE LETTERS"--as defined in Section 5.8.

     "AGREEMENT"--this Agreement, including the Schedules and Exhibits hereto.

     "AGREEMENT OF MERGER"--as defined in Section 2.2.

     "ALTERNATIVE ACQUISITION"--as defined in Section 5.11.

     "BASE BALANCE SHEET"--as defined in Section 3.5(a).

     "BROOKS"--as defined in the first paragraph of this Agreement.

     "BROOKS COMMON STOCK"--the Common Stock, $0.01 par value per share, of Brooks.

     "BROOKS PURCHASE RIGHT"--as defined in Section 2.7(g).

         "BROOKS SEC REPORTS"--as defined in Section 4.4.

         "BROOKS SHARES"--the shares of Brooks Common Stock to be issued to the Company Shareholders in connection with the Merger.

     "CERTIFICATES"--as defined in Section 2.8(c).

     "CLOSING"--as defined in Section 2.1(b).

     "CLOSING DATE"--the date and time as of which the Closing actually takes place.

     "CLOSING EXCHANGE PRICE"-- the average closing price of a share of Brooks Common Stock for the 10 consecutive Trading Days ending on the Trading Day that is three Trading Days immediately prior to the Closing Date, as reported on the Nasdaq National Market (subject to appropriate adjustment for any stock split, reverse split, stock dividend, reorganization, recapitalization or other like change with respect to the Brooks Common Stock occurring after the date hereof and prior to the Effective Time).

     "CODE"--the Internal Revenue Code of 1986, as amended, or any successor law.

     "COMMISSION"--the United States Securities and Exchange Commission.

     "COMPANY"--as defined in the first paragraph of this Agreement.

     "COMPANY CAPITAL STOCK"--the Company Common Stock and Company Preferred Stock.

     "COMPANY COMMON STOCK"--the Common Stock and Restricted Common Stock, $0.01 par value, of the Company.

     "COMPANY PREFERRED STOCK"--the Series A Convertible Redeemable Preferred Stock of the Company.

     "COMPANY SHAREHOLDERS"--the holders of the Company Common Stock and Company Preferred Stock.

     "COMPANY SHAREHOLDER DOCUMENTS"--as defined in Section 5.5(b).

     "COMPANY SHAREHOLDER QUESTIONNAIRE"--as defined in Section 5.5(a).

     "COMPANY SUBSIDIARY"--Progressive Technologies Ltd., a company organized under the laws of the Virgin Islands.

     "CONFIDENTIALITY AGREEMENT" --the Confidentiality Agreement, dated March 13, 2001 between the Company and Brooks.

     "CONTINUING EMPLOYEE" --as defined in Section 6.3(a).

     "CONTRACT"--any agreement, contract, obligation, promise, commitment or undertaking (whether written or oral), other than those that have been terminated.

     "COPYRIGHTS"--as defined in the definition of "Intellectual Property
Assets".

     "CREDIT LINE"--all credit extensions and facilities provided by Silicon Valley Bank or any of its affiliates.

     "CUSTOMERS"--as defined in Section 3.28.

     "DGCL"--as defined in Section 2.1(a).

     "DISCLOSURE DOCUMENT"--as defined in Section 5.6.

     "DISCLOSURE SCHEDULE"--the disclosure schedule delivered by the Company to Brooks concurrently with the execution and delivery of this Agreement.

     "DISSENTING SHAREHOLDERS"--as defined in Section 2.7(b).

     "EFFECTIVE TIME"--as defined in Section 2.2.

     "EMPLOYEE BENEFIT PLAN"--as defined in Section 3.19(a).

     "ENCUMBRANCE"--any mortgage, charge, claim, community property interest, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership; and the verb "Encumber" shall be construed accordingly.

     "ENVIRONMENTAL CLAIM"--any accusation, allegation, notice of violation, action, claim, Encumbrance, Lien, demand, abatement or other Order or direction (conditional or otherwise) by any Governmental Authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions

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resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material or other substance, chemical, material, pollutant, contaminant, odor, audible noise, or other Release in, into or onto the environment (including, without limitation, the air soil, soil, surface water or groundwater) at, in, by, from or related to the Facilities or any activities conducted thereon; (ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of the Facilities; or
(iii) the violation, or alleged violation, of any Environmental Laws, Orders or Governmental Permits of or from any Governmental Authority relating to environmental matters connected with the Facilities.

         "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES"--any cost, damage, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law and consisting of or relating to: (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, generation, handling and disposal of Hazardous Materials, occupational safety and health, and regulation of chemical and Hazardous Materials); (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, litigation, including civil and criminal claims, demands and responses, investigative, remedial, response or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment or other remediation or response actions required by applicable Environmental Law or Occupational Safety and Health Law and for any natural resource damages; or
(d) any other compliance, corrective, investigative or remedial measures required under Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

     "ENVIRONMENTAL LAW"--any Law concerning the environment, or activities that might threaten or result in damage to the environment or human health, or any Law that is concerned in whole or in part with the environment and with protecting or improving the quality of the environment and human and employee health and safety and includes, but is not limited to, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C.ss.1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.ss. 6901 et seq.), the Clean Water Act (33 U.S.C.ss.1251 et seq.), the Clean Air Act (33 U.S.C.ss.7401 et seq.), the Toxic Substances Control Act (15 U.S.C.ss.2601 et seq.), and the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.ss. 136 et seq.), as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and any and all analogous state or local statutes, and the regulations promulgated pursuant thereto.

     "ERISA"--the Employee Retirement Income Security Act of 1974, as amended, or any successor law.

     "ERISA AFFILIATE"--as defined in Section 3.19(b).

     "ESCROW AGENT"--as defined in Section 2.10.

     "ESCROW AGREEMENT" --as defined in Section 2.10.

     "ESCROW SHARES" --as defined in Section 2.10.

     "EXCHANGE ACT"--the Securities Exchange Act of 1934, as amended, or any successor law.

     "EXCHANGE AGENT"--as defined in Section 2.8(a).

     "EXCHANGE RATIO"--as defined in Section 2.7(a).

     "FACILITIES"--any real property, leaseholds or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures or equipment (including motor vehicles) currently or formerly owned or operated by the Company.

     "FINANCIAL STATEMENTS"--as defined in Section 3.5(a).

     "GAAP"-- United States generally accepted accounting principles.

     "GOVERNMENTAL AUTHORITY"--any court, tribunal, authority, agency, commission, bureau, department, official or other instrumentality of the United States, any foreign country or any domestic, foreign, state, local, county, city or other political subdivision.

     "GOVERNMENTAL PERMIT"--any license, franchise, permit or other authorization of any Governmental Authority.

     "HAZARDOUS MATERIALS"--any substance, material or waste which is regulated by Environmental Law, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "subject waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, including but not limited to, petroleum products, asbestos and polychlorinated biphenyls.

     "INTELLECTUAL PROPERTY ASSETS" --shall mean all worldwide intellectual property rights including without limitation: (i) all trademarks, service marks, trade names, common law trademarks, business names, Internet domain names, trade dress, slogans, and the goodwill associated therewith, and all registrations or applications therefor (collectively, "MARKS"); (ii) all patents, patent applications and inventions and discoveries that may be patentable (collectively, "PATENTS"); (iii) all copyrights in both published works and unpublished works, including training manuals, marketing and promotional materials, internal reports, business plans and any other expressions, mask works and software and videos, whether registered or unregistered, and all registrations or applications in connection therewith (collectively, "COPYRIGHTS"); and (iv) all trade secrets, know-how, confidential information, customer lists, technical information, proprietary information, technologies, processes and formulae, source code, algorithms, architecture, structure, display screens and development tools, data, plans, drawings and blue prints, whether tangible or intangible and whether stored, compiled, or memorialized physically, electronically, photographically, or otherwise (collectively, "TRADE SECRETS"); owned, used or licensed by the Company or the Company Subsidiary as licensee or licensor and that are used in and material to the conduct of the business of the Company or the Company Subsidiary as it is currently conducted or as proposed to be conducted.

     "INTERIM FINANCIAL STATEMENTS"--as defined in Section 3.5(a).

     "ISO"--as defined in Section 3.19(i).

     "KEY EMPLOYEES"-- David Palmer, Judith Piscione, William Dwyer and Jeffrey Lawson .

     "LAW"--any federal, state, local or foreign law (including common law), statute, code, ordinance, rule or regulation.

     "LIEN"--any lien, pledge, hypothecation, levy, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

     "MARKS"--as defined in the definition of "Intellectual Property Assets".

     "MATERIAL ADVERSE EFFECT"--as defined in Section 3.7.

     "MATERIAL PERSONAL PROPERTY"--as defined in Section 3.10.

     "MBCL"-- as defined in Section 2.1(a).

     "MERGER"--as defined in Section 2.1(a).

     "NONCOMPETITION AGREEMENTS"--as defined in Section 7.11.

     "OCCUPATIONAL SAFETY AND HEALTH LAW"--any legal or governmental requirement or obligation relating to safe and healthful working conditions or to reduce occupational safety and health hazards or designed to provide safe and healthful working conditions.

     "OPTIONS" - as defined in Section 2.7(d).

     "ORDER"--any order, consent, consent order, injunction, judgment, decree, consent decree, ruling, writ, assessment or arbitration award.

     "ORGANIZATIONAL DOCUMENTS"--(a) the articles or certificate of incorporation and the bylaws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any charter, trust certificate or document or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (e) any and all currently effective amendments to any of the foregoing.

     "PATENT ASSIGNMENT"--as defined in Section 7.13.

     "PATENTS"--as defined in the definition of "Intellectual Property Assets".

     "PENSION PLAN"--as defined in Section 3.19(f).

     "PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body or Governmental Authority.

     "PLACEMENT MEMORANDUM/PROXY STATEMENT"--as defined in Section 5.4(a).

     "POOLING RULES"--as defined in Section 5.7.

     "PROCEEDING"--any pending claim, action, investigation, arbitration, litigation or other judicial, regulatory or administrative proceeding.

     "PURCHASE PRICE" --$31,481,000.

     "PURCHASER REPRESENTATIVE AGREEMENT"--as defined in Section 5.5(b).

     "REGISTRATION STATEMENT"--the registration statement on Form S-3 to be filed by Brooks with the SEC pursuant to Section 6.4.

     "REGULATION D"--Regulation D promulgated pursuant to the Securities Act.

     "RELATED PERSON"--as defined in Section 3.23.

     "RELEASE"--any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment of any Hazardous Material through or in the air, soil, surface water or groundwater.

     "REMEDIAL ACTION"--all actions, including, without limitation, any expenditures, required or voluntarily undertaken to (i) clean up, remove, treat, or in any other way address any Hazardous Material or other substance in the indoor or outdoor environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare of the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) bring any Facility into compliance with all Environmental Laws and Environmental Permits.

     "RETURNS"--as defined in Section 3.8(b).

     "SECURITIES ACT"--the Securities Act of 1933, as amended, or any successor law.

     "SHAREHOLDER REPRESENTATIVES"--as defined in Section 2.11.

     "SOPHISTICATION CERTIFICATE"--as defined in Section 5.5(b).

     "SPECIAL CONSENT"--as defined in Section 5.4(a).

     "SPECIAL MEETING"--as defined in Section 5.4(a).

     "SUBSIDIARY"--with respect to any Person, any corporation, joint venture, limited liability company, partnership, association or other business entity of which more than 50% of the total voting power of stock or other equity entitled to vote generally in the election of directors or managers or equivalent persons thereof is owned or controlled, directly or indirectly, by such Person.

     "SURVIVING CORPORATION"--as defined in Section 2.1(a).

     "SYSTEMS"--as defined in Section 3.29(a).

     "TAX AUTHORITY"--as defined in Section 3.8(a).

     "TAXES"--as defined in Section 3.8(a).

     "TRADE SECRETS"--as defined in the definition of "Intellectual Property Assets".

     "TRADING DAY"-- any day on which the Nasdaq National Market is open for business.

     "TRANSACTION DOCUMENTS"--the Agreement of Merger, the Escrow Agreement and the Noncompetition Agreements.

     "WARN"--as defined in Section 3.18(d).

     "WARRANTS" - as defined in Section 2.7(d).

2.   THE MERGER; CLOSING

     2.1.  THE MERGER

          (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Massachusetts Business Corporation Law (the "MBCL") and the Delaware General Corporation Law (the "DGCL"), the Company shall be merged with and into Brooks at the Effective Time (the "MERGER"). Following the Merger, the separate corporate existence of the Company shall cease, and Brooks shall continue as the surviving corporation (the "SURVIVING CORPORATION") under the name "Brooks Automation, Inc."

          (b) Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
     Article 10 and subject to the satisfaction or waiver of the conditions set forth in Articles 7 and 8, the consummation of the Merger will take place on or as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Articles 7 and 8 at the offices of Brown, Rudnick, Freed & Gesmer, One Financial Center, Boston, Massachusetts 02111 (the "CLOSING"), unless another date, time or place is agreed to in writing by the Company and Brooks.

     2.2.  EFFECTIVE TIME

     On the Closing Date, the parties hereto shall cause the Merger to be consummated by (i) filing an agreement or certificate of merger (the "AGREEMENT OF MERGER") in such form as is required by and executed in accordance with the relevant provisions of the MBCL and the DGCL, and (ii) making all other filings or recordings required under the MBCL and the DGCL. The Merger shall become effective at such time as the Agreement of Merger shall have been duly filed with the second of the Secretary of State of the State of Delaware and the Secretary of State of the Commonwealth of Massachusetts, or at such subsequent time as the Company and Brooks shall agree and shall be specified in the Agreement of Merger (the date and time the Merger becomes effective being the "EFFECTIVE TIME").

     2.3.  EFFECTS OF THE MERGER

     At and after the Effective Time, the Merger will have the effects set forth in this Agreement, the Agreement of Merger and the applicable provisions of the MBCL and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the assets, property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Corporation.

     2.4.  CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION

     Unless otherwise determined by Brooks prior to the Effective Time, at the Effective Time, the certificate of incorporation of Brooks, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, unless and until thereafter changed or amended in accordance with applicable law.

     2.5.  BYLAWS OF SURVIVING CORPORATION

     Unless otherwise determined by Brooks prior to the Effective Time, at the Effective Time, the bylaws of Brooks, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, unless and until thereafter changed or amended in accordance with applicable law.

     2.6.  OFFICERS AND DIRECTORS OF SURVIVING CORPORATION

     The officers of Brooks immediately prior to the Effective Time (which are identified in Schedule 2.6 of the Disclosure Schedule) shall be the initial officers of the Surviving Corporation, in each case until the earliest of their resignation or removal from office or their otherwise ceasing to be officers or until their respective successors are duly elected and qualified.

The directors of Brooks immediately prior to the Effective Time (which are identified in Schedule 2.6 of the Disclosure Schedule) shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

     2.7.  CONVERSION OR CANCELLATION OF CAPITAL STOCK OF THE COMPANY

     At the Effective Time, by virtue of the Merger and without any action on the part of any party hereto or any holder thereof:

          (a) COMPANY CAPITAL STOCK. Subject to the provisions of Sections 2.7(b) and (e), 2.8 and 2.9, each share of Company Common Stock and Company Preferred Stock issued and outstanding immediately prior to the Effective Time (except for shares held in the Company's treasury) shall be canceled and extinguished and automatically converted into the right to receive, before reduction on a pro rata basis with all the Company Capital Stock for the Escrow Shares, the number of shares of Brooks Common Stock rounded up to the nearest whole number of shares of Brooks Common Stock as is determined by multiplying each such share by the applicable Exchange Ratio set forth below (as applicable with respect to Company Common Stock or Company Preferred Stock, the "EXCHANGE RATIO") as follows:

         Series of Stock                                      Exchange Ratio

         Common                              (Purchase Price - $1,500,030) / Closing Exchange Price
                        --------------------------------------------------------------------------------------------------
                             Total Number of Shares of Issued and Outstanding Company Capital Stock on Closing Date

         Series A        $1,500,030 / Closing Exchange Price   +    (Purchase Price - $1,500,030) / Closing Exchange Price
                        -------------------------------------    ---------------------------------------------------------
         Preferred         Total Number of Shares of Issued           Total Number of Shares of Issued and Outstanding
                          and Outstanding Company Preferred               Company Capital Stock on Closing Date
                               Stock on Closing Date

          In no event shall the aggregate number of shares of Brooks Common Stock determined pursuant to this Section 2.7(a) exceed the number determined by dividing (i) the Purchase Price by (ii) the Closing Exchange Price (except as a result of rounding up to whole shares for each record holder).

          (b) DISSENTERS. Shares of Company Capital Stock owned by a holder who
     (i) shall not have voted in favor of the Merger, and (ii) with respect to which appraisal rights shall have been properly perfected in accordance with Sections 85 through 98 of the MBCL (collectively, the "DISSENTING SHAREHOLDER") shall not be canceled, extinguished and converted as provided in Section 2.7(a), but shall be entitled to receive such consideration as shall be provided in such sections of the MBCL, except that shares of any Dissenting Shareholder who shall thereafter cease to be a "dissenting stockholder" as provided in such sections of the MBCL shall thereupon be deemed to have been canceled, extinguished and converted, as of the Effective Time, into Brooks Common

     Stock, as provided in Section 2.7(a). The Company shall notify Brooks in writing of the details of the Dissenting Shareholders and the number of shares of Company Capital Stock that they own. The Company shall not enter into any agreement or settlement with any Dissenting Shareholder without the prior written consent of Brooks.

          (c) TREASURY SHARES AND UNISSUED SHARES. Each share of Company Capital Stock held in the Company's treasury and each authorized but unissued share of Company Capital Stock shall cease to exist without payment of any consideration therefor.

          (d) WARRANTS AND OPTIONS. As of the Effective Time, all (i) outstanding options to purchase Company Common Stock granted by the Company pursuant to its stock option plans or otherwise ("OPTIONS") and (ii) warrants to purchase Company Preferred Stock or Company Common Stock ("WARRANTS"), whether vested or unvested, whether or not exercisable, shall be assumed by Brooks. Immediately after the Effective Time, each Option and Warrant outstanding immediately prior to the Effective Time shall be deemed to constitute an option or warrant to acquire, on the same terms and conditions as were applicable under such Option or Warrant at the Effective Time (without giving effect to the Merger), that number of shares of Brooks Common Stock (rounded to the nearest whole share) as is equal to the number of shares of Company Common Stock or Company Preferred Stock subject to the unexercised portion of such Option or Warrant, as applicable, multiplied by the applicable Exchange Ratio. The exercise price per share of each such assumed Option and Warrant shall be equal to the exercise price of such Option and Warrant immediately prior to the Effective Time, divided by the applicable Exchange Ratio (rounded up to the nearest whole cent). The terms, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all of the other terms of the Options and Warrants shall otherwise remain unchanged. As soon as practicable after the Effective Time, Brooks shall deliver to the holders of Options and Warrants appropriate notices setting forth such holders' rights pursuant to such Options and Warrants, as amended by this
     Section 2.7, and the agreements evidencing such Options and Warrants shall continue in effect on the same terms and conditions (subject to the amendments provided for in this Section 2.7.) The Board of Directors of the Company (or, if appropriate, a committee thereof) shall adopt such resolutions and take such actions as may be required to cause each Option and Warrant outstanding at the Effective Time to be assumed by Brooks in accordance with this Section 2.7(d). Brooks shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Brooks Common Stock for delivery upon exercise of the Options and Warrants assumed in accordance with this Section 2.7. As soon as practicable after the Effective Time and for so long as any of the assumed Options shall remain outstanding, Brooks will use all commercially reasonable efforts to cause the shares of Brooks Common Stock issuable upon exercise of the assumed Options to be registered under the Securities Act (but in any event within thirty (30) calendar days following the Effective Time) and to comply with the requirements of Securities Act Rule 428 and Form S-8 with respect thereto; provided, however, that the Buyer shall have no obligation to register such shares unless Form S-8 is available for such registration pursuant to the provisions of the Securities Act.

          (e) ADJUSTMENTS TO EXCHANGE RATIO COMPUTATION. The Exchange Ratio computation pursuant to Section 2.7(a) shall be appropriately adjusted for any stock split, reverse split, stock dividend, reorganization, recapitalization or other like change with respect to the Brooks Common Stock occurring after the date hereof and prior to the Effective Time.

          (f) BROOKS PURCHASE RIGHTS. Holders of shares of Company Capital Stock shall also receive, together with each share of Brooks Common Stock issued in the Merger pursuant to this Section 2.7, an associated preferred stock purchase right ("BROOKS PURCHASE RIGHT") pursuant to the Rights Agreement, as amended, between Brooks and the Rights Agent named therein. References herein to Brooks Common Stock shall be deemed to include the associated Brooks Purchase Rights.

     2.8.  SURRENDER OF CERTIFICATES

          (a) EXCHANGE AGENT. The transfer agent for the Brooks Common Stock, or a bank or trust company designated by Brooks prior to the Effective Time, shall act as exchange agent (the "EXCHANGE AGENT") in the Merger.

          (b) BROOKS TO PROVIDE COMMON STOCK. Promptly after the Effective Time, Brooks shall make available to the Exchange Agent, for exchange in accordance with this Section 2.8, the aggregate number of shares of Brooks Common Stock issuable pursuant to Section 2.7 in exchange for the issued and outstanding shares of Company Capital Stock. At any time following six months after the Effective Time, Brooks shall be entitled to require the Exchange Agent to deliver to Brooks any Brooks Common Stock which had been made available to the Exchange Agent by or on behalf of Brooks and which has not been disbursed to holders of Certificates, and if it elects to do so, thereafter such holders shall be entitled to look to Brooks with respect to, and Brooks shall be obligated to deliver to such holders, such Brooks Common Stock payable upon due surrender of their Certificates.

          (c) EXCHANGE PROCEDURES. Within five business days after the Effective Time, the Exchange Agent shall cause to be delivered to each holder of record of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time evidenced outstanding shares of Company Capital Stock whose shares were converted into the right to receive shares of Brooks Common Stock pursuant to Section 2.7 (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Brooks may reasonably specify) and (ii) instructions to effect the surrender of the Certificates in exchange for certificates evidencing shares of Brooks Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required by such instructions, the holder of such Certificates shall be entitled to receive in exchange therefor a certificate evidencing the number of whole shares of Brooks Common Stock into which such shares of

     Company Capital Stock were converted, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, evidenced shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends or other distributions, to evidence the ownership of the number of whole shares of Brooks Common Stock into which such shares of Company Capital Stock shall have been so converted.

          (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to shares of Brooks Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Brooks Common Stock evidenced thereby until the holder of record of such Certificate shall surrender such Certificate pursuant to Section 2.8(c). Subject to applicable Law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates evidencing whole shares of Brooks Common Stock issued in exchange therefor, without interest, at the time of such surrender, the aggregate amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Brooks Common Stock.

          (e) TRANSFERS OF OWNERSHIP. If any certificate for shares of Brooks Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 2.8(e), and that the Person requesting such transfer will have paid to Brooks or any agent designated by it any transfer or other Taxes required by reason of the issuance of a certificate for shares of Brooks Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Brooks or any agent designated by it that such Taxes have been paid or are not payable.

          (f) NO LIABILITY. Notwithstanding anything to the contrary in this
     Section 2.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any holder of shares of Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          (g) NO FURTHER OWNERSHIP RIGHTS IN COMPANY CAPITAL STOCK. From and after the Effective Time, no shares of Company Capital Stock shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, other than the right to receive Brooks Common Stock and cash in accordance with Sections 2.7, 2.8 and 2.9 hereof. All shares of Brooks Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common

     Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.8.

          (h) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent may require, before issuing certificates in respect of the shares of Brooks Common Stock evidenced thereby, such affidavits and indemnities in support thereof, as it may reasonably require with respect to such loss, theft or destruction.

     2.9.  MULTIPLE CERTIFICATES

         If more than one Certificate shall be surrendered for the account of the same Company Shareholder, the number of whole shares of Brooks Common Stock for which such Certificates shall be exchanged pursuant to Section 2.8 shall be computed on the basis of the aggregate number of shares of Company Capital Stock evidenced by such Certificates.

     2.10.  ESCROW SHARES

     At the Effective Time, Brooks shall deliver to State Street Bank and Trust Company or any successor escrow agent ("ESCROW AGENT") appointed pursuant to the escrow agreement (the "ESCROW AGREEMENT"), Brooks Shares based upon the Closing Exchange Price in an amount equal to 10% of the Purchase Price, such shares (the "ESCROW SHARES") to be held for until the earlier of (i) one (1) year after the Closing Date and (ii) the date of release of Brooks' audited financial statements for the fiscal year ended September 30, 2001, and applied in accordance with the terms of the Escrow Agreement substantially in the form attached hereto as Exhibit 2.10.

     2.11.  INTENTIONALLY OMITTED




     2.12.  SHAREHOLDER REPRESENTATIVES

          (a) Each Company Shareholder will be deemed to have irrevocably constituted and appointed, effective as of the Effective Time, each of David Palmer, Stephen Ricci and R, Gregg Stone (together with their permitted successors, the "SHAREHOLDER REPRESENTATIVES"), as his true and lawful agent and attorney-in-fact to enter into any agreement in connection with the transactions contemplated by this Agreement and any transactions contemplated by the Escrow Agreement, to exercise all or any of the powers, authority and discretion conferred on him under any such agreement, to waive any terms and conditions of any such agreement (other than the Brooks Common Stock and cash issuable in accordance with Sections 2.7, 2.8 and 2.9), to give and receive notices on his behalf and to be his exclusive representatives with respect to any matter, suit, claim, action or Proceeding arising with respect to any transaction contemplated by any such agreement, including, without limitation, the defense, settlement or compromise of any claim, action or proceeding for which Brooks or the Surviving Corporation may be entitled to indemnification and the Shareholder

     Representatives agree to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. This power of attorney is coupled with an interest and is irrevocable.

          (b) The Shareholder Representatives shall not be liable to anyone for any action taken or not taken by them in good faith or for any mistake of fact or law for anything that they may do or refrain from doing in connection with their obligations under this Agreement (i) with the consent of stockholders who, as of the date of this Agreement, owned a majority in number of the outstanding shares of Company Common Stock (treating the Company Preferred Stock on an as-converted basis) or (ii) in the absence of his own gross negligence or willful misconduct. Any action taken or not taken pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Company Shareholders and Brooks shall, jointly and severally, indemnify and hold the Shareholder Representatives, and each successor thereof, harmless from any and all liability and expenses (including, without limitation, counsel fees) which may arise out of any action taken or omitted by them as Shareholder Representatives in accordance with this Agreement, as the same may be amended, modified or supplemented, except such liability and expense as may result from the gross negligence or willful misconduct of the Shareholder Representatives.

          (c) The Shareholder Representatives may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Shareholder Representatives shall not be liable for other parties' forgeries, fraud or false presentations.

          (d) The Shareholder Representatives shall have reasonable access to information about the Company and the reasonable assistance of the Company's officers and employees for purposes of performing their duties and exercising their rights hereunder, provided that the Shareholder Representatives shall treat confidentially and not disclose any nonpublic information from or about the Company to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

          (e) If a Shareholder Representative shall be unable or unwilling to serve in such capacity, his successor shall be named by those persons holding a majority of the shares of Company Common Stock outstanding (treating the Company Preferred Stock on an as-converted basis) at the Effective Time, and such successors shall serve and exercise the powers of a Shareholder Representative hereunder.

     2.13.  STOCK TRANSFER BOOKS

     At the close of business on the day prior to the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Capital Stock shall thereafter be made on such stock transfer books.

     2.14.  TAX AND ACCOUNTING CONSEQUENCES

     It is intended by the parties hereto that the Merger shall (i) constitute a tax-free reorganization within the meaning of Section 368(a)(i)(A) of the Code, and (ii) subject to applicable accounting standards, qualify for accounting treatment as a pooling-of-interests. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     2.15.  RESTRICTED SECURITIES

     All Brooks Shares issued pursuant to this Agreement will be "restricted securities" subject to certain resale restrictions pursuant to the Securities Act and/or pursuant to the requirements relating to pooling-of-interests accounting treatment for merger transactions and all certificates representing such Brooks Shares shall bear a restrictive legend.

3.  REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

     The Company represents and warrants to Brooks as follows, except as set forth on the disclosure schedule attached hereto (the "Disclosure Schedule"). The Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article 3 and the disclosure in any section or paragraph shall qualify other sections and paragraphs in this Article 3 only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections or paragraphs. The Company shall in good faith attempt to list each representation and warranty to which any item disclosed on the Disclosure Schedule applies,

     3.1.  ORGANIZATION AND GOOD STANDING

          (a) Schedule 3.1 of the Disclosure Schedule contains a complete and accurate list of the jurisdictions in which the Company and the Company Subsidiary is authorized to do business. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with full corporate power and authority to conduct its business as it is now being conducted and where it is now being conducted and to own or use the assets and properties that it purports to own or use. The Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the Virgin Islands, with full corporate power and authority to conduct its business as it is now being conducted and where it is now being conducted and to own or use the assets and properties that it purports to own or use. Neither the Company nor the Company Subsidiary is qualified to do business as a foreign corporation under the Laws of any jurisdiction or is required to be licensed or qualified in any other state or jurisdiction by either its ownership or use of assets or properties, or the nature of the activities conducted by it, except where the failure to be so qualified would not have a Material Adverse Effect on the Company and the Company Subsidiary, taken as a whole. The Company does not have, and has never had, any Subsidiaries, except for the Company Subsidiary.

          (b) The Company has attached as Schedule 3.1(b) of the Disclosure Schedule correct and complete copies of the Organizational Documents of the Company and the Company Subsidiary.

     3.2.  AUTHORITY; NO CONFLICT

          (a) The Company has the corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform its obligations under this Agreement and the Transaction Documents to which it is a party. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. At the Closing, upon the authorization and approval, execution and delivery by the Company of the Transaction Documents to which it is a party, each Transaction Document will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Pursuant to the MBCL and the Company's Organizational Documents, the affirmative vote of
     (i) at least two-thirds of the Company Preferred Stock, voting separately as a class; and (ii) at least two-thirds of the voting Company Common Stock and the Company Preferred Stock, voting together as a single class, are required for the due authorization of the Company to execute and deliver this Agreement and the other agreements contemplated hereby and to perform its obligations hereunder or thereunder.

          (b) Except as set forth in Schedule 3.2(b) of the Disclosure Schedule, neither the execution and delivery of this Agreement or any Transaction Document by the Company, nor the consummation or performance by the Company of the Merger or any of the other transactions contemplated hereby or thereby will, directly or indirectly (with or without notice or lapse of time or both):

               (i) violate or conflict with (A) any provision of the Organizational Documents of the Company or the Company Subsidiary, (B) any resolution adopted by the board of directors or the shareholders of the Company or the Company Subsidiary, (C) any legal requirement or any legal Order, award, decision, settlement or process to which the Company or the Company Subsidiary or any of the assets or properties owned or used by the Company or the Company Subsidiary is subject, or
          (D) any Governmental Permit which is held or used by the Company or the Company Subsidiary, excluding from clauses (C) and (D) any violation or conflict which would not, either individually or in the aggregate, materially, adversely affect the Company or materially impair or preclude the Company's ability to consummate the Merger or the transactions contemplated hereby;

               (ii) result in a breach of or constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit, or require the consent, authorization or approval of or any notice to or filing with any third Person under any material Contract or any debt instrument to which the Company or the Company Subsidiary is a party or to which its or their assets or properties are bound, or require the consent, authorization or approval of or any notice to or filing with any Governmental Authority to which the Company or the Company Subsidiary or its or their assets or properties is subject except for any breaches, defaults, rights of termination, cancellation or acceleration, entitlements, consents, approvals, notices or filings which would not, either individually or in the aggregate, materially, adversely affect the Company or materially impair or preclude the Company's ability to consummate the Merger or the transactions contemplated hereby; or

               (iii) result in the imposition or creation of any Encumbrance or Lien upon or with respect to any of the assets or properties owned or used by the Company or the Company Subsidiary.

     3.3.  CAPITALIZATION

          (a) The authorized equity securities of the Company consist of (i) 300,000 shares of voting Common Stock; (ii) 100,000 shares of Restricted Common Stock; and (iii) 90,000 shares of Preferred Stock. At the date hereof and immediately prior to Closing, 110,000 shares of voting Common Stock, 9,208 shares of Restricted Common Stock and 90,000 shares of Series A Preferred Stock are and shall be issued and outstanding. Options to purchase 32,018 shares of Common Stock and warrants to purchase 10,000 shares of Common Stock are and shall be issued and outstanding at the date hereof and immediately prior to Closing. No equity securities of the Company are held in the treasury of the Company. The Company has never declared, set aside, made or paid any dividend or other distribution or repurchase or repayment in respect of shares of the Company Capital Stock. The conversion price for the Company Preferred Stock is $16.667 per share. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable.
     Schedule 3.3 of the Disclosure Schedule sets forth a complete and correct list of all of the Company Shareholders and the number of shares of Company Capital Stock owned, of record and beneficially, by each such Company Shareholder. Schedule 3.3(a) of the Disclosure Schedule sets forth a complete and correct list of all warrants, options or similar rights, including as to each holder thereof, the name of such holder, the number of shares of Company Capital Stock subject thereto and the exercisability, exercise price or conversion rate and termination date thereof. Schedule 3.3(b) of the Disclosure Schedule sets forth all outstanding securities of the Company and the Company Subsidiary not otherwise disclosed on Schedule
     3.3 or 3.3(a), including but not limited to all debt securities outstanding or authorized for issuance and all securities or rights convertible or exercisable into, or exchangeable for, capital stock. No "phantom" stock, stock appreciation rights or agreements or similar rights or agreements exist which are intended to confer on any person rights similar to any rights accruing to Company Shareholders.

     Except as set forth on Schedule 3.3(c) of the Disclosure Schedule, there are no voting trusts or other Contracts or understandings to which the Company, the Company Subsidiary or any Company Shareholder is a party with respect to the transfer, voting or registration of the capital stock of the Company or the Company Subsidiary. Except as set forth on Schedule 3.3(c) of the Disclosure Schedule, there are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of the Company or the Company Subsidiary. Except as set forth in Schedule 3.3(c) of the Disclosure Schedule, neither the Company nor the Company Subsidiary owns or has any Contract to acquire any equity securities or other securities of any Person or any, direct or indirect, equity or ownership interest in any other business, except for the Company Subsidiary (with respect to the Company). Except as set forth on Schedule 3.3(c) of the Disclosure Schedule, no Person has any preemptive rights with respect to any security of the Company or the Company Subsidiary.

          (b) The Company directly owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer all of the issued and outstanding capital stock of the Company Subsidiary, free and clear of any and all Encumbrances and Liens of any kind or nature whatsoever. There are no voting trusts, shareholder agreements or any other Contracts or understandings to which the Company or the Company Subsidiary is a party with respect to the capital stock of the Company Subsidiary. All of the outstanding capital stock of the Company Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable.

     3.4.  BOOKS, RECORDS AND ACCOUNTS

          (a) The books of account and other records of the Company and the Company Subsidiary, all of which have been made available to Brooks, are true, complete and correct in all material respects. The minute books of the Company and the Company Subsidiary contain, in all material respects, true, accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the board of directors, and committees of the board of directors of the Company and the Company Subsidiary, respectively. The stock books of the Company and the Company Subsidiary are true, complete and correct.

          (b) The Company's books, records and accounts fairly and accurately reflect transactions and dispositions of assets by the Company, and the system of internal accounting controls of the Company is sufficient to assure that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (c) At the Closing, all of such books, records and accounts will be in the possession of the Company.

     3.5.  FINANCIAL STATEMENTS

          (a) For purposes of this Agreement: "FINANCIAL STATEMENTS" shall mean
     (i) the audited consolidated balance sheets of the Company as of December 31, 2000, and the related consolidated and consolidating income statements and statements of cash flows for the year ended December 31, 2000, and (ii) the unaudited interim consolidated and consolidating balance sheet of the Company as of April 30, 2001 (the "BASE BALANCE SHEET") and the related unaudited income statement for the four (4) months ended on such date (the "INTERIM FINANCIAL STATEMENTS"). True and complete copies of such Financial Statements and Interim Financial Statements are attached as Schedule 3.5(a) to the Disclosure Schedule.

          (b) The Financial Statements and the Interim Financial Statements (i) have been prepared from the books and records of the Company in accordance with GAAP consistently applied during the periods covered thereby, (ii) fully reflect all liabilities and contingent liabilities of the Company (on a consolidated basis) required to be reflected therein on such basis as at the date thereof, and (iii) fairly present the financial position of the Company (on a consolidated basis) as of the date of the Base Balance Sheet and the results of its operations (on a consolidated basis) for the period covered thereby; provided, however, the Interim Financial Statements (x) are subject to normal year-end adjustments and (y) do not include footnotes. The Company has not received any auditor's letters to management for fiscal years 2000, 1999 or 1998.

     3.6.  NO UNDISCLOSED LIABILITIES

     Except as set forth on Schedule 3.6 of the Disclosure Schedule, the Company and the Company Subsidiary do not have any material liabilities or obligations of any nature (whether known or unknown, absolute, accrued, contingent or otherwise, and whether due or to become due), except for (i) liabilities or obligations reflected or reserved against in the Financial Statements and (ii) current liabilities incurred in the ordinary course of business since the date of the Base Balance Sheet, consistent with past practices (none of which is a claim for breach of contract, breach of duty, breach of warranty, tort or infringement of an intellectual property right).

     3.7. NO MATERIAL ADVERSE CHANGE

     Since December 31, 2000, there has not been any change which has had a material adverse effect on the business, operations, properties, assets, liabilities, results of operations or condition (financial or otherwise) (a "MATERIAL ADVERSE EFFECT") of the Company and the Company Subsidiary, and no event has occurred or circumstance exists that would reasonably be expected to result in a Material Adverse Effect on the Company and the Company Subsidiary, taken as a whole other than any event or circumstance resulting from the consummation of the transaction contemplated hereby and provided that the Company makes no representation as to the condition of the economy in general or the condition of the Company's industry generally. To the knowledge of the Company and except as set forth on Schedule 3.7 of the Disclosure Schedule, there is no fact that would be reasonably likely to result in a Material Adverse Effect on the Company and the Company Subsidiary which has not been specifically disclosed herein or in a schedule hereto.

     3.8.  TAXES

          (a) "TAXES" (including, with correlative meaning, the terms "Tax" and "Taxable") shall mean all income, profit, franchise, gross receipts, sales, use, real property, personal property, ad valorem, excise, value added, alternative minimum, employment, payroll, social security and withholding taxes, severance, stamp, gains, transfer, license, documentary, customs, occupation, environmental, windfall, and other taxes, duties, or assessments of any kind whatsoever, and any interest or fines, and any and all penalties and additions relating to such amounts, imposed by any Governmental Authority (a "TAX Authority").

          (b) (i) Each of the Company and the Company Subsidiary has filed or caused to be filed with the appropriate Tax Authorities in a timely manner all Tax returns, reports and forms, statements, declarations, claims for refund, and other documents and information with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof ("RETURNS") required to be filed by them with a Tax Authority except where the failure to file a Return would not have a Material Adverse Effect; (ii) the liability for Taxes reported on such Returns is complete and accurate; (iii) each of the Company and the Company Subsidiary has paid in full on a timely basis all Taxes or made adequate provision in the Financial Statements for all Taxes (whether or not shown on any Return) required to be paid by them; (iv) there are no Encumbrances or Liens for Taxes upon the assets or properties of the Company or the Company Subsidiary other than for Taxes not yet due and payable; (v) no deficiencies for Taxes have been claimed, proposed, or assessed in writing or otherwise to the Company's knowledge by any Tax Authority or other Governmental Authority with respect to the Company or the Company Subsidiary, and there are no pending or, to the Company's knowledge, threatened audits, investigations or claims for or relating to any liability in respect of Taxes of the Company or the Company Subsidiary;
     (vi) the Company has delivered or made available to Brooks correct and complete copies of all income tax returns filed by the Company and the Company Subsidiary since December 31, 1997, and (vii) the Company has no examination reports and statements or notices of deficiency asserted, proposed, or assessed against or agreed to by the Company or the Company Subsidiary.

          (c) There are no outstanding Contracts or written waivers with respect to the Company or the Company Subsidiary extending the statutory period of limitation applicable to any Taxes, and neither the Company nor the Company Subsidiary has requested any extension of time within which to file any Return, which has not yet been filed.

          (d) (i) Except as set forth in Schedule 3.8, the unpaid Taxes of the Company and the Company Subsidiary (A) did not, as of April 30, 2001, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Base Balance Sheet, and (B) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and the Company Subsidiary; (ii) Schedule 3.8(d) hereto sets forth the Company's and the Company Subsidiary's adjusted basis in its assets, excess loss accounts, and deferred intercompany transactions for income tax purposes, and sets forth the Company's and the Company Subsidiary's net operating losses and net operating loss carryovers, net capital losses and net capital loss carryovers, unused investment or other Tax credits, and excess charitable contributions as of December 31, 2000, and since December 31, 2000, there has been no change in the business activity or assets of the Company or the Company Subsidiary that could jeopardize or limit the ability to utilize any such losses, carryovers, or credits as an offset against taxable income; (iii) each of the Company and the Company Subsidiary has withheld and timely paid to the appropriate Tax Authority all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third Person; (iv) all material elections within the last three years with respect to Taxes made by the Company or the Company Subsidiary as of the date hereof are set forth in Schedule 3.8 of the Disclosure Schedule; (v) the Company has not requested any private letter rulings in respect of any Tax between the Company or the Company Subsidiary and any Tax Authority;
     (vi) neither the Company nor the Company Subsidiary has ever been a member of an affiliated group within the meaning of Section 1504 of the Code, or filed or been included in a combined, consolidated or unitary return of any Person (other than with respect to the Company and the Company Subsidiary);
     (vii) neither the Company nor the Company Subsidiary has any liability for the Taxes of any other Person under Treasury Regulation section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise, neither the Company nor the Company Subsidiary is otherwise liable for Taxes of any other Person except with respect to sales taxes, and neither the Company nor the Company Subsidiary is currently under any contractual obligation to indemnify any Person with respect to Taxes, or a party to or bound by any tax sharing or allocation agreement or any other agreement providing for payments by the Company or the Company Subsidiary with respect to Taxes (other than between the Company and the Company Subsidiary); (viii) neither the Company nor the Company Subsidiary is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code), during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, (ix) neither the Company nor the Company Subsidiary has filed a consent under
     Section 341 of the Code concerning "collapsible corporations"; (x) neither the Company nor the Company Subsidiary is a personal holding company within the meaning of Section 542 of the Code; (xi) neither the Company nor the Company Subsidiary is a party to any joint venture, partnership or other arrangement or Contract which could be treated as a partnership for Tax purposes; (xii) neither the Company nor the Company Subsidiary has agreed to or is required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign Law) in Taxable income;
     (xiii) neither the Company nor the Company Subsidiary has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments, the deductibility of which would be disallowed (in whole or in part) under Section 162(m), 280G, or 404 of the Code (taking into account, among other things, the transactions contemplated by this Agreement); (xiv) Schedule 3.8(d) of the Disclosure Schedule contains a list of all jurisdictions to which, to the Company's knowledge, any Tax is properly payable or in which any Return is required to be filed by the Company or the Company Subsidiary, and no written claim has ever been made by any Tax Authority in any other jurisdiction that the Company or the Company Subsidiary is subject to taxation in such jurisdiction; (xv) no written claim has ever been made by a Tax Authority in a jurisdiction where the Company or the Company Subsidiary does not file Returns that they are or may be subject to taxation by that jurisdiction, and Schedule 3.8(d) attached hereto lists all of the jurisdictions in which the Company and the Company Subsidiary are subject to taxation or required to file Returns;
     (xvi) neither the Company nor the Company Subsidiary has executed or entered into any closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof, or any similar provision of state or local law; (xvii) neither the Company nor the Company Subsidiary has distributed the stock of any corporation, and neither the Company's nor the Company Subsidiary's stock has been distributed, in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997; (xviii) the Company and the Company Subsidiary have disclosed on their federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code; and (xix) none of the assets owned by the Company or the Company Subsidiary is property that is required to be treated as owned by any other person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, as in effect immediately prior to the enactment of the Tax Reform Act of 1986, or is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

     3.9.  ACCOUNTS RECEIVABLE

     Except as set forth on Schedule 3.9, all accounts receivable, notes receivable, contracts receivable, unbilled invoices and other receivables of the Company that are reflected on the Financial Statements or on the accounts receivable ledger of the Company or the Company Subsidiary as of the Closing Date (collectively, the "ACCOUNTS RECEIVABLE") represent or will represent valid and enforceable obligations (i) arising from sales actually made or services actually performed in the ordinary course of business, (ii) arising out of transactions with unaffiliated parties and (iii) subject to no setoff, defense or counterclaim. All of the Accounts Receivable are or will be collectible at the full recorded amount thereof within ninety (90) days, or with respect to Accounts Receivable of companies organized in Asia, one hundred eighty (180) days, of invoice date through normal means of collection, less any applicable reserves established in accordance with GAAP. An accurate summary of the aging of the Accounts Receivable on April 30, 2001 is attached as Schedule 3.9 to the Disclosure Schedule. Since December 31, 2000, there has not been a material change in the Company's receivables aging practice.

     3.10.  TITLE TO PROPERTIES; ENCUMBRANCES

          (a) Neither the Company nor the Company Subsidiary owns, or has ever owned, any real property. Schedule 3.10 of the Disclosure Schedule contains a complete and accurate list of all leaseholds or other interests in real property held by the Company or the Company Subsidiary. Schedule 3.10 of the Disclosure Schedule sets forth for each such property, the owner thereof, a brief description thereof (including approximate square footage), the use made of such property and the approximate annual costs, fees and taxes associated with such property The Company has delivered or made available to Brooks true, correct and complete copies of the real property leases to which the Company or the Company Subsidiary is party or pursuant to which they use or occupy any real property,

          (b) Also set forth on Schedule 3.10 of the Disclosure Schedule is a listing of the machinery, equipment and other tangible personal property with an original cost in excess of $25,000 used or owned by the Company and the Company Subsidiary and a listing of all leases under which the Company or the Company Subsidiary leases any personal property as of the Closing Date requiring annual rental payments in excess of $10,000, together with a description of such property (collectively, the "MATERIAL PERSONAL PROPERTY"). All Material Personal Property is located at 200 Ames Pond Drive, Tewksbury, Massachusetts. Except as set forth on Schedule 3.10 of the Disclosure Schedule, all of the assets and properties of the Company are reflected on the Financial Statements (except to the extent not required to be so reflected by GAAP). The only intangible assets and properties owned by the Company or used in the conduct of its business are the Intellectual Property Assets.

          (c) All of the foregoing leases set forth on Schedule 3.10 of the Disclosure Schedule are valid and enforceable in accordance with their terms against the parties thereto. Each of the Company and the Company Subsidiary is in compliance with all material terms and conditions of such leases and no event has occurred nor does any circumstance exist that (with or without notice or the passage of time or both) would constitute a material violation or default under any such leases and neither the Company nor the Company Subsidiary has given or received written notice of any alleged violation or of any default under any such leases.

          (d) Each of the Company and the Company Subsidiary has good and marketable title to, or a valid leasehold, license or other interest in, all of the assets and properties, real and personal, tangible and intangible, it owns or purports to own, and the legal right to use all other material assets it otherwise uses in its business, including those reflected on its books and records and in the Financial Statements (except for Accounts Receivable collected and inventories, materials and supplies disposed of in the ordinary course of business consistent with past practice after the date of the most recent Financial Statements). Except as set forth on Schedule 3.10 of the Disclosure Schedule, all assets and properties owned, leased or used by the Company or the Company Subsidiary are free and clear of all Encumbrances, except for (a) liens for current Taxes not yet due, (b) worker's, common carrier and other similar liens arising in the ordinary course of business, none of which materially detracts from the value or impairs the use of the asset or property subject thereto, or materially impairs the operations of the Company or the Company Subsidiary, and (c) Encumbrances or Liens disclosed in the Financial Statements.

          (e) To the best of the Company's knowledge, there are no condemnation, environmental, zoning or other land use regulation proceedings, either instituted or planned to be instituted, that would detrimentally affect the use and operation of the Company's leased real property for its intended purpose.

     3.11.  CONDITION AND SUFFICIENCY OF ASSETS

     The Facilities and other assets and property owned or used by the Company or the Company Subsidiary are, to the Company's knowledge, structurally sound, are in good operating condition and repair (normal wear and tear excepted), and are adequate for the uses to which they are being put, and none of such Facilities or other property and assets owned or used by the Company or the Company Subsidiary is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Facilities and other assets and property owned or used by the Company and the Company Subsidiary are sufficient for the continued conduct of its business after the Closing in substantially the same manner as conducted prior to the Closing.

     3.12.  COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS

          (a) Each of the Company and the Company Subsidiary is in compliance in all material respects with all applicable Laws, licenses and Orders affecting the assets or properties owned or used by the Company or the Company Subsidiary or the business or operations of the Company or the Company Subsidiary. Neither the Company nor the Company Subsidiary has been charged with violating, or to the knowledge of the Company, threatened with a charge of violating, nor, to the Company's knowledge, is the Company or the Company Subsidiary under investigation with respect to a possible violation of, any applicable Law or Order relating to any of its or their assets or properties or any aspect of its or their business.

          (b) Schedule 3.12 of the Disclosure Schedule contains a complete and accurate list of each Governmental Permit that is held by the Company or the Company Subsidiary or that otherwise relates to the business of, or to any of the assets or properties owned or used by, the Company or the Company Subsidiary. Each Governmental Permit listed or required to be listed in Schedule 3.12 of the Disclosure Schedule is valid and in full force and effect and is not the subject of any Proceedings for suspension, modification or revocation.

     3.13.  LEGAL PROCEEDINGS

          (a) Except as set forth on Schedule 3.13(a), the Company has not received notice of, nor to the knowledge of the Company does there exist, any Proceeding or threatened Proceeding that has been commenced by or against the Company, the Company Subsidiary or any of the officers, directors, former officers or directors, employees, shareholders or agents of the Company or the Company Subsidiary (in their capacities as such) or that otherwise relates to any of the assets or properties owned or used by, the Company or the Company Subsidiary; or

          (b) There is no Proceeding pending or, to the Company's knowledge, threatened that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

     3.14.  ABSENCE OF CERTAIN CHANGES AND EVENTS

     Except as set forth in Schedule 3.14 of the Disclosure Schedule, since April 30, 2001, each of the Company and the Company Subsidiary has conducted its business only in the ordinary course, consistent with past practice, and there has not been any:

          (a) contingent liability incurred by the Company or the Company Subsidiary as guarantor or otherwise with respect to the obligations of others;

          (b) declaration, setting aside, making or payment of any dividend or other distribution or repurchase or payment in respect of shares of capital stock;

          (c) issuance, sale, disposition or Encumbrance of, or authorization for issuance, sale, disposition or Encumbrance of, or grant or issue of any options, warrants or rights to acquire with respect to, any shares of its capital stock or any other of its securities or any security convertible or exercisable into or exchangeable for any such shares or securities, or any change in its outstanding securities or shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

          (d) obligation or liability incurred by the Company or the Company Subsidiary other than obligations and liabilities incurred in the ordinary course of business consistent with past practice (none of which is a claim for breach of contract, breach of duty, breach of warranty, tort or infringement of an intellectual property right);

          (e) Encumbrance of its assets or properties;

          (f) payment of any bonuses, salaries or other compensation to any shareholder, director, officer, consultant, agent or sales representative or (except in the ordinary course of business consistent with past practice) employee, increase of any bonuses, salaries or other compensation to any shareholder, director, officer, consultant, agent, sales representative or employee, or entry into or variation of any employment, severance or similar Contract with any director, officer or employee;

          (g) adoption of, or increase in the payments to or benefits under, any Employee Benefit Plan;

          (h) damage to or destruction of any asset or property, whether or not covered by insurance, or loss of any Customer, which would have a Material Adverse Effect on the Company and the Company Subsidiary, taken as a whole;

          (i) entry into, termination of, or receipt of notice of termination of any Contract or transaction involving a total remaining commitment by or to the Company or the Company Subsidiary of at least $25,000 including the entry into (i) any document evidencing any indebtedness; (ii) any capital or other lease; or (iii) any guaranty;

          (j) sale, lease or other disposition (other than in the ordinary course of business consistent with past practice) of any asset or property with a value individually or in the aggregate in excess of $25,000;

          (k) cancellation, compromise, release or waiver of any debt, claim or right with a value to the Company or the Company Subsidiary in excess of $10,000;

          (l) creation, incurrence or assumption of any indebtedness for borrowed money or guarantee of any obligation in an aggregate amount in excess of $10,000, except for endorsements of negotiable instruments for collection in the ordinary course of business;

          (m) discharge or satisfaction of any material Encumbrance or Lien other than those which are required to be discharged or satisfied during such period in accordance with their original terms;

          (n) payment, discharge or satisfaction of any material obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except for any current liabilities, and the current portion of any long term liabilities, shown on the Financial Statements (or not required as of the date thereof to be shown thereon in accordance with
     GAAP) or incurred since the date of the Base Balance Sheet in the ordinary course of business consistent with past practice;

          (o) loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquisition of any capital stock or other securities of or any ownership interest in, or a significant portion of the assets of, any other business enterprise;

          (p) capital investment or capital expenditure or capital improvement, addition or betterment in amounts which exceed $10,000 in the aggregate or lease or agreement to lease assets with an annual rental which exceeds $10,000 in the aggregate;

          (q) institution or settlement of any Proceeding before any Governmental Authority relating to it or its assets or properties;

          (r) except in the ordinary course of business consistent with past practice, commitment to provide services or goods for an indefinite period or a period of more than six (6) months;

          (s) change in the method of accounting or the accounting principles or practices used by the Company in the preparation of the Financial Statements except as required by GAAP;

          (t) entry into other Contracts, except Contracts made in the ordinary course of business consistent with past practice;

          (u) amendment or other modification of any of the Organizational Documents of the Company or the Company Subsidiary;

          (v) transfer or grant of any rights or licenses under, or entry into any settlement regarding the infringement of, any Intellectual Property Assets, or entry into any licensing or similar agreements or arrangements;

          (w) agreement, whether oral or written, by the Company or the Company Subsidiary to do any of the foregoing;

          (x) change in the management or supervisory personnel of the Company or the Company Subsidiary; or

          (y) claim of unfair labor practices involving the Company or the Company Subsidiary.

     3.15.  CONTRACTS; NO DEFAULTS

          (a) Schedule 3.15(a) of the Disclosure Schedule contains a complete and accurate list, and the Company has delivered to Brooks true, correct and complete copies, of:

               (i) each Contract involving payments of at least $25,000 that involves performance of services or delivery of goods or materials by the Company or the Company Subsidiary;

               (ii) each Contract involving payments of at least $25,000 that involves performance of services or delivery of goods or materials to the Company or the Company Subsidiary;

               (iii) each Contract providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

               (iv) each Contract or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

               (v) each Contract for joint marketing, teaming or development;

               (vi) each Contract with any dealer, franchiser, original equipment manufacturer, value-added reseller, or manufacturer's representative;

               (vii) each Contract pertaining to the Company's or the Company Subsidiary's maintenance or support of its products, services or supplies;

               (viii) each Contract for the sale of its products not made in the ordinary course of business;

               (ix) each Contract with any sales agent or distributor of products of the Company or the Company Subsidiary;

               (x) each Contract for a license (other than off-the-shelf, fully paid up, shrink wrap software licenses) or franchise (as licensor or licensee or franchisor or franchisee);

               (xi) each Contract involving any arrangement or obligation with respect to the return of products other than on account of a defect in condition, or failure to conform to the applicable Contract;

               (xii) each Contract with the United States government;

               (xiii) each Contract which is material to the assets or business of the Company and the Company Subsidiary considered as one enterprise;

               (xiv) each lease, license and other Contract affecting any leasehold or other interest in any real or Material Personal Property to which the Company or the Company Subsidiary is a party;

               (xv) each licensing agreement or other Contract to which the Company or the Company Subsidiary is a party with respect to patents, trademarks, copyrights, trade secrets or other intellectual property, including agreements with current or former employees, consultants or contractors regarding the use or disclosure of any intellectual property;

               (xvi) each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees involving or affecting the Company or the Company Subsidiary;

               (xvii) each joint venture, partnership and other Contract involving a sharing of profits, losses, costs or liabilities by the Company or the Company Subsidiary with any other Person or requiring the Company or the Company Subsidiary to make a capital contribution;

               (xviii) each Contract to which the Company or the Company Subsidiary is a party containing covenants that in any way purport to restrict the business activity of the Company or the Company Subsidiary or any of the employees of the Company or the Company Subsidiary or limit the freedom of the Company or the Company Subsidiary or any of the employees to engage in any line of business or to compete with any Person or hire any Person;

               (xix) each employment or consulting agreement between the Company or the Company Subsidiary and its employees and consultants (other than agreements that are terminable on 30 days notice or less without penalty);

               (xx) each agreement between the Company or the Company Subsidiary and an officer or director of the Company or the Company Subsidiary or any affiliate of any of the foregoing;

               (xxi) each power of attorney granted by the Company or the Company Subsidiary that is currently effective and outstanding;

               (xxii) each Contract for capital expenditures by the Company or the Company Subsidiary in excess of $25,000;

               (xxiii) each agreement of the Company or the Company Subsidiary under which any money has been or may be borrowed or loaned or any note, bond, factoring agreement, indenture or other evidence of indebtedness has been issued or assumed (other than those under which there remain no ongoing obligations of the Company or the Company Subsidiary), and each guaranty by the Company or the Company Subsidiary of any evidence of indebtedness or other obligation, or of the net worth, of any Person (other than endorsements for the purpose of collection in the ordinary course of business);

               (xxiv) each agreement of the Company or the Company Subsidiary containing restrictions with respect to the payment of dividends or other distributions in respect of its capital stock;

               (xxv) each stock purchase, merger or other similar agreement pursuant to which the Company or the Company Subsidiary acquired any material amount of assets (other than capital expenditures), and all relevant documents and agreements delivered in connection therewith;

               (xxvi) each material agreement to which the Company or the Company Subsidiary is a party containing a change of control provision applicable to the Merger;

               (xxvii) each other agreement to which the Company or the Company Subsidiary is a party having an indefinite term or a fixed term of more than one (1) year (other than those that are terminable at will or upon not more than thirty (30) days' notice by the Company or the Company Subsidiary without penalty) or requiring payments by the Company or the Company Subsidiary of more than $25,000 per year; and

               (xxviii) each standard form of agreement pursuant to which the Company provides services or goods to customers.

          (b) Each Contract required to be identified in Schedule 3.15(a) of the Disclosure Schedule is in full force and effect and is valid and enforceable against the Company or such Company Subsidiary except as noted therein and, to the knowledge of the Company, against the other parties thereto in accordance with its terms.

          (c) Each of the Company and the Company Subsidiary is in full compliance in all material respects with all applicable terms and requirements of each Contract under which the Company or the Company Subsidiary has any obligation or liability or by which the Company or the Company Subsidiary or any of the assets or properties owned or used by the Company or such Company Subsidiary is bound;

               (i) to the knowledge of the Company, each other Person that has or had any obligation or liability under any Contract under which the Company or the Company Subsidiary has any rights is in full compliance in all material respects with all applicable terms and requirements of such Contract; and

               (ii) to the knowledge of the Company, no event has occurred and no circumstance exists that (with or without notice or lapse of time or both) is likely to result in a violation or breach of any Contract.

     3.16.  INSURANCE

          (a) Schedule 3.16 of the Disclosure Schedule sets forth the premium payments and describes all the insurance policies of the Company and the Company Subsidiary (except policies relating to Employee Benefit Plans listed on Schedule 3.19 of the Disclosure Schedule), which policies are now in full force and effect in accordance with their terms and expire on the dates shown on Schedule 3.16 of the Disclosure Schedule. There has been no default in the payment of premiums on any of such policies, and, to the Company's knowledge, there is no ground for cancellation or avoidance of any such policies, or any increase in the premiums thereof, or for reduction of the coverage provided thereby. True, correct and complete copies of all insurance policies listed in Schedule 3.16 of the Disclosure Schedule have been previously furnished to Brooks.

          (b) The policies listed on Schedule 3.16 of the Disclosure Schedule
     (i) are sufficient to enable the Company and the Company Subsidiary to comply with all requirements of Laws and all agreements to which it is subject, and (ii) will not be adversely affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule
     3.16 of the Disclosure Schedule also sets forth all other insurance policies in effect at any time during the 3 year period ended May 31, 2001 under which the Company currently may be entitled to give notice or otherwise assert a claim.

          (c) Except for amounts deductible under the policies of insurance described on Schedule 3.16 of the Disclosure Schedule or with respect to risks assumed as a self-insurer and described on such Schedule, neither the Company nor the Company Subsidiary is, nor has the Company or the Company Subsidiary at any time been subject to any material liability as a self-insurer of the business or assets of the Company or the Company Subsidiary.

          (d) Except as set forth on Schedule 3.16 of the Disclosure Schedule, there are no claims, by or with respect to the Company, pending under any of said policies, or disputes with insurers (other than claims under employee benefit policies made in the ordinary course of business). No notice of cancellation or termination has been received with respect to any such policy. Except as set forth on Schedule 3.16 of the Disclosure Schedule, the Company has not been refused any insurance with respect to assets or operations, nor has its coverage been limited by any insurance carrier with which it has applied for any such insurance or with which it has carried insurance. The Company has no knowledge of any insurance carrier's insolvency or inability to perform its obligations or pay any claims pursuant to any of the insurance policies maintained by the Company.

          (e) Except as set forth on Schedule 3.16 of the Disclosure Schedule, neither the Company nor the Company Subsidiary has any current or prior insurance policy which remains subject to a retrospective adjustment of the premiums payable thereunder.

     3.17.  ENVIRONMENTAL MATTERS

          (a) Each of the Company and the Company Subsidiary is in compliance in material respects with all applicable Environmental Laws which compliance includes, but is not limited to, the possession by the Company and the Company Subsidiary of all Governmental Permits required under applicable Environmental Laws, and compliance, in all material respects, with the terms and conditions thereof. Neither the Company nor the Company Subsidiary has received notice of, and neither the Company nor the Company Subsidiary, nor any predecessor of any of them is the subject of, any Environmental Claim or Remedial Action. The Company and the Company Subsidiary have no material Environmental, Health and Safety Liabilities.

          (b) There are no Environmental Claims that are pending or, to the knowledge of the Company, threatened against the Company or the Company Subsidiary, the Company's or the Company Subsidiary's Facilities or against any Person whose liability for any Environmental Claim the Company or the Company Subsidiary has retained or assumed either contractually or by operation of Law.

          (c) Neither the Company, nor the Company Subsidiary, nor any other Person acting on behalf of the Company or the Company Subsidiary (solely with respect to any such other Person, with the Company's, the Company Subsidiary's knowledge) has disposed of, transported, stored, or arranged for the disposal of any Hazardous Materials to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Materials, (ii) any Facilities or (iii) any site which, pursuant to CERCLA or any similar state Law, has been placed on the National Priorities List, CERCLIS or their state equivalents. Neither has there occurred during the period the Company or the Company Subsidiary operated or possessed any Facility nor is there presently occurring a Release, of any Hazardous Materials on, into or beneath the surface of, or adjacent to, any Facilities caused by the Company's activities. To the Company's knowledge, neither has there occurred during the period the Company or the Company Subsidiary operated or possessed any Facility nor is there presently occurring a Release, of any Hazardous Materials on, into or beneath the surface of, or adjacent to, any Facilities.

     3.18. EMPLOYEES

          (a) Schedule 3.18 of the Disclosure Schedule contains a complete and accurate list of the following information for each employee of the
     Company: name; job title; base salary; bonus; vacation accrued; service credited for purposes of vesting and eligibility to participate under any employee benefit plan of any nature. No Company Subsidiary has any employees.

          (b) To the knowledge of the Company, no officer or employee of the Company or the Company Subsidiary is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such officer or employee and any other Person that could adversely affect (i) the performance of his duties as an officer or employee of the Company or the Company Subsidiary, or (ii) the ability of the Company or the Company Subsidiary to conduct its business.

          (c) Neither the Company nor the Company Subsidiary has had a "Plant Closing" or a "Mass Layoff" within the meaning of the federal Workers Adjustment and Retraining Notification Act of 1988 ("WARN").

          (d) The Company has delivered to Brooks or its counsel prior to the date hereof true and complete copies of any employment agreements and any procedures and policies relating to the employment of employees of the Company and the use of temporary employees and independent contractors by the Company (including summaries of any procedures and policies that are unwritten).

     3.19. EMPLOYEE BENEFITS

          (a) Except for the Employee Benefit Plans listed on Schedule 3.19 of the Disclosure Schedule, neither the Company and nor the Company Subsidiary (either individually or collectively) maintain, have an obligation to contribute to or have any actual or contingent liability with respect to any Employee Benefit Plan. "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, understanding or arrangement

     (whether written or oral) providing compensation or other benefits (other than ordinary cash compensation) to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof), of the Company or the Company Subsidiary, which are now, or were within the past three years, maintained by the Company or the Company Subsidiary, or under which the Company or the Company Subsidiary has or could have any obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements. The Company has delivered to Brooks or its counsel prior to the date hereof true and complete copies of (i) plan instruments and amendments thereto for all Employee Benefit Plans (or written summaries of any Employee Benefit Plans that are unwritten) and, if applicable, related trust agreements, insurance and other contracts, summary plan descriptions, and summaries of material modifications, and material communications distributed to the participants of each Plan, (ii) to the extent annual reports on Form 5500 are required with respect to any Employee Benefit Plan, the three most recent annual reports and attached schedules for each Employee Benefit Plan as to which such report is required to be filed and
     (iii) where applicable, the most recent (A) opinion, notification and determination letters, (B) audited financial statements, (C) actuarial valuation reports and (D) nondiscrimination tests performed under the Code (including 401(k) and 401(m) tests) for each Employee Benefit Plan.

          (b) Neither the Company nor the Company Subsidiary has or have never had an ERISA Affiliate. "ERISA AFFILIATE" means any entity (whether or not incorporated) other than the Company or a Company Subsidiary that, together with the Company and the Company Subsidiary, is a member of (i) a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) a group of trades or businesses under common control within the meaning of Section 414(c) of the Code; or (iii) an affiliated service group within the meaning of Section 414(m) of the Code.

          (c) Neither the Company nor the Company Subsidiary maintains or has ever maintained or contributes to or has ever contributed to an Employee Benefit Plan subject to Title IV of ERISA (including a multiemployer plan) and no facts exist under which the Company or the Company Subsidiary could incur any liability under Title IV of ERISA.

          (d) With respect to each Employee Benefit Plan, to the knowledge of the Company (i) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code, respectively) has at any time engaged in a transaction which could subject Brooks or the Company or the Company Subsidiary, directly or indirectly, to a tax, penalty or liability for prohibited transactions imposed by ERISA or the Code and (ii) no fiduciary (as defined in Section 3(21) of ERISA) with respect to any Employee Benefit Plan, for whose conduct the Company or the Company Subsidiary could have any liability (by reason of indemnities or otherwise), has breached any of the responsibilities or obligations imposed upon the fiduciary under Title I of ERISA.

          (e) Each Employee Benefit Plan which is a "welfare plan" within the meaning of Section 3(1) of ERISA and which provides health, disability or death benefits is fully insured; neither the Company nor the Company Subsidiary is obligated to directly pay any such benefits or to reimburse any third Person payor for the payment of such benefits.

          (f) Each Employee Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "PENSION PLAN") and which is subject to Sections 201, 301 or 401 of ERISA has received a favorable determination letter from the Internal Revenue Service covering all amendments required by the Tax Reform Act of 1986 and prior legislation and there are no circumstances that are likely to result in revocation of any such favorable determination letter. Except as noted on Schedule 3.19 of the Disclosure Schedule, no Pension Plan has assets other than securities listed on a public exchange, mutual fund shares registered under federal law, publicly traded debt or government debt instruments, or participant loans extended in accordance with Plan Terms. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable Laws, Orders or governmental rules and regulations currently in effect with respect thereto, and by its terms can be amended and/or terminated at any time. As of and including the Closing Date, the Company and the Company Subsidiary (i) shall have performed all material obligations required to be performed by it under, and shall not be in material default under or in material violation of any Employee Benefit Plan and (ii) shall have made all contributions or payments required to be made by it up to and including the Closing Date with respect to each Employee Benefit Plan, or adequate accruals (including accruals for 401(k) match, if any) therefor will have been provided for and will be reflected on the Financial Statements provided to Brooks by the Company. All notices, filings and disclosures required by ERISA or the Code (including notices under Section 4980B of the Code and certifications under the Health Insurance Portability and Accountability Act) have been timely made.

          (g) Neither the Company nor the Company Subsidiary has received or is aware of any Proceeding (other than routine claims for benefits) pending or, to the knowledge of the Company, threatened with respect to any Employee Benefit Plan or against any fiduciary of any Employee Benefit Plan, and there are no facts that could give rise to any such Proceeding. To the knowledge of the Company, there has not occurred any circumstances by reason of which the Company or the Company Subsidiary may be liable for an act, or a failure to act, by a fiduciary with respect to any Employee Benefit Plan.

          (h) There are no complaints, charges or claims against the Company or the Company Subsidiary pending or, to the Company's knowledge, threatened to be brought by or filed with any Governmental Authority and no facts exist as a result of which the Company or the Company Subsidiary could have any liability based on, arising out of, in connection with or otherwise relating to the classification of any individual by the Company or the Company Subsidiary as an independent contractor or "leased employee" (within the meaning of Section 414(n) of the Code) rather than as an employee.

          (i) Schedule 3.19(i) of the Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or the Company Subsidiary who holds (i) any option to purchase Company Common Stock, together with the number of shares of Company Common Stock subject to such option, the option price of such option (to the extent determinable), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option; (ii) any shares of Company Common Stock that are restricted as a result of an agreement with the Company or the stock plan of the Company; and (iii) any other right, directly or indirectly, to receive Company Common Stock or any other compensation based in whole or in part on the value of Company Common Stock, together with the number of shares of Company Common Stock subject to such right.

          (j) Schedule 3.19(j) of the Disclosure Schedule sets forth a true and complete list of (i) all agreements with consultants who are individuals obligating the Company or the Company Subsidiary to make annual cash payments in an amount exceeding $25,000; and (ii) all agreements with respect to the services of independent contractors or leased employees who are individuals or individuals doing business in a corporate form whether or not they participate in any of the Employee Benefit Plans.

          (k) (i) No Employee Benefit Plan is an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) or otherwise invests in Company Common Stock; and (ii) the consummation of the transactions contemplated by this Agreement will not, alone or together with any other event, (A) entitle any employee or former employee of the Company or the Company Subsidiary to any payment, (B) result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any employee or former employee or (C) result in any parachute payment under Section 280G of the Code, whether or not such payment is considered reasonable compensation for services rendered.

          (l) No Employee Benefit Plan listed on Schedule 3.19 provides benefits, including, without limitation, death or medical benefits (through insurance or otherwise) with respect to any employee or former employee of the Company or the Company Subsidiary beyond their retirement or other termination of service other than (i) coverage mandated by applicable Law,
     (ii) retirement or death benefits under any Pension Plan, (iii) disability benefits under any welfare plan that have been fully provided for by insurance or otherwise, (iv) deferred compensation benefits accrued as liabilities on the consolidated books of the Company or (v) benefits in the nature of severance pay.

          (m) No Employee Benefit Plan is a "multiple employer plan" as described in Section 3(40) of ERISA or Section 413(c) of the Code.

          (n) No Employee Benefit Plan listed on Schedule 3.19, other than a Pension Plan, is funded through a trust intended to be exempt from tax pursuant to Section 501 of the Code.

          (o) Except as set forth on Schedule 3.19(o), neither the Company nor the Company Subsidiary has proposed, agreed to or announced any changes to any Employee Benefit Plan listed on Schedule 3.19 that would cause an increase in benefits under any such Employee Benefit Plan (or the creation of new benefits or plans) or to change any employee coverage which would cause an increase in the expense of maintaining any such plan.

     3.20. LABOR RELATIONS

          (a) To the Company's knowledge and except as set forth in Schedule 3.20(a) of the Disclosure Schedule, no condition or state of facts or circumstances exists which could materially adversely affect the Company's or the Company Subsidiary's relations with its employees, including the consummation of the transactions contemplated by this Agreement.

          (b) Each of the Company and the Company Subsidiary is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours and none of them is engaged in any unfair labor practice.

          (c) No collective bargaining agreement with respect to the business of the Company or the Company Subsidiary is currently in effect or being negotiated. Neither the Company nor the Company Subsidiary has encountered any labor union or collective bargaining organizing activity with respect to its employees. Neither the Company nor the Company Subsidiary has any obligation to negotiate any such collective bargaining agreement, and, to the knowledge of the Company, there is no indication that the employees of the Company desire to be covered by a collective bargaining agreement.

          (d) There are no strikes, slowdowns, work stoppages or other labor trouble pending or, to the knowledge of the Company, threatened with respect to the employees of the Company, nor has any of the above occurred or, to the knowledge of the Company, been threatened.

          (e) There is no representation claim or petition pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of the Company, no question concerning representation has been raised or threatened respecting the employees of the Company.

          (f) There are no complaints or charges against the Company or the Company Subsidiary pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of the Company, no complaints or charges have been filed or threatened to be filed against the Company or the Company Subsidiary with any such board or agency.

          (g) To the knowledge of the Company, no charges with respect to or relating to the business of the Company or the Company Subsidiary are pending before the Equal

     Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices.

          (h) Schedule 3.20 of the Disclosure Schedule accurately sets forth all unpaid severance which, as of the date hereof, is due or claimed, in writing, to be due from the Company or the Company Subsidiary to any Person whose employment with the Company or the Company Subsidiary was terminated.

          (i) Neither the Company nor the Company Subsidiary has received, in writing or otherwise to the Company's knowledge, notice of the intent of any government body or Governmental Authority responsible for the enforcement of labor or employment Laws to conduct an investigation of the Company or the Company Subsidiary and no such investigation is in progress.

          (j) Neither the Company nor the Company Subsidiary is and, to the knowledge of the Company, no employee of the Company is, in violation in any material respect of any employment agreement, non-disclosure agreement, non-compete agreement or any other agreement regarding an employee's employment with the Company or the Company Subsidiary.

          (k) Each of the Company and the Company Subsidiary has paid all wages which are due and payable to each of its employees and each of its independent contractors.

          (l) Except as set forth on Schedule 3.19(l), neither the Company nor the Company Subsidiary have and will not have at the date of Closing, any contingent liabilities for sick leave, vacation, holiday pay, severance pay or similar items not set forth in the Financial Statements except for such obligations incurred in the ordinary course of business and consistent with past practices.

          (m) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not trigger any severance pay obligation of the Company or the Company Subsidiary under any Contract.

     3.21.  INTELLECTUAL PROPERTY

          (a) RIGHTS. The Company or the Company Subsidiary, as applicable, (i) owns all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances and Liens, or (ii) licenses or otherwise possesses legally valid and enforceable rights to use each of the Intellectual Property Assets, and, in each case of clause (i) or (ii), the Company and/or the Company Subsidiary may transfer such rights as contemplated by this Agreement. Each of the Company and the Company Subsidiary has made all necessary filings and recordations to protect and maintain its interest in the Intellectual Property Assets except where the failure to so protect or maintain does not relate to a material Intellectual Property Asset.

          (b) AGREEMENTS. Schedule 3.21(b) of the Disclosure Schedule contains a true, correct and complete list and summary description, including any royalties paid or received by the Company or the Company Subsidiary, of all Contracts relating to the Intellectual Property Assets to which the Company or the Company Subsidiary is a party or by which the Company or the Company Subsidiary is bound. Other than as set forth on Schedule 3.21(b) of the Disclosure Schedule, neither the Company nor the Company Subsidiary is, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in breach or violation of any agreement described on Schedule 3.21(b) of the Disclosure Schedule. Each license of Intellectual Property Assets listed in Schedule 3.21(b) is valid, subsisting, and enforceable, and shall continue in effect on its current terms upon consummation of the transactions contemplated by this Agreement.

          (c) PATENTS. (i) Schedule 3.21(c) of the Disclosure Schedule contains a true, correct and complete list of all Patents; (ii) all Patents are valid and subsisting and all maintenance fees, annuities and the like have been paid; (iii) to the knowledge of the Company and the Company Subsidiary, none of the Patents is infringed; (iv) none of the patents has been challenged or threatened in any way by any Person; and (v) no other Person (including, but not limited to, any of the Company's or the Company Subsidiary's current or former customers) has any claim of ownership rights to the Patents.

          (d) TRADEMARKS, (i) Schedule 3.21(d) of the Disclosure Schedule contains a true, correct and complete list of all Marks; (ii) all Marks are valid and subsisting; (iii) to the knowledge of the Company, none of the Marks is infringed, (iv) none of the Marks has been challenged or threatened in any way by any Person, and no claims exist against the use by the Company or the Company Subsidiary of any trademarks, service marks, trade names, or trade dress used in the business of the Company or the Company Subsidiary as currently conducted or as proposed to be conducted;
     (v) all materials encompassed by the Marks have been marked with appropriate trademark and registration notices; and (vi) all uses of registered Marks are in conformance with applicable statutory and common law so as not to compromise the strength and integrity of the Marks.

          (e) COPYRIGHTS, (i) Schedule 3.21(e) of the Disclosure Schedule contains a true, correct and complete list of all Copyrights; (ii) all the Copyrights owned by the Company or the Company Subsidiary, whether or not registered, are valid and enforceable; (iii) to the knowledge of the Company, none of the Copyrights is infringed or has been challenged or threatened in any way; (iv) no claims exist against the use by the Company or the Company Subsidiary of any writings or other expressions used in the business of the Company or the Company Subsidiary as currently conducted or as proposed to be conducted; and (v) all works encompassed by the Copyrights have been marked with appropriate copyright notices.

          (f) TRADE SECRETS. Except as set forth on Schedule 3.13(a), each of the Company and the Company Subsidiary has taken reasonable precautions to protect the secrecy, confidentiality and value of its Trade Secrets. To the knowledge of the Company and except as set forth on Schedule 3.13(a), the Trade Secrets have not been used, divulged or appropriated either for the benefit of any Person (other than the Company or the Company Subsidiary) or to the detriment of the Company or the Company Subsidiary. None of the Trade Secrets is subject to any material adverse claim or, to the knowledge of the Company, has been challenged or threatened in any way. Appropriate policies are in place to ensure the continued secrecy, confidentiality and value of its Trade Secrets, including but not limited to appropriate marking of Trade Secrets as "proprietary" and/or "confidential;" appropriate limiting of access to Trade Secrets by employees on a "need-to-know" basis; and appropriate confidentiality provisions in agreements executed by employees, contractors, joint venturers and any and all Persons potentially or actually having access to Trade Secrets.

          (g) NO INFRINGEMENT. None of the products or technology used, sold, offered for sale or licensed or proposed for use, sale, offer for sale or license by the Company or the Company Subsidiary conflicts with or infringes or is alleged to conflict with or infringe any proprietary rights owned, possessed or used by any Person.

          (h) NO RESTRICTIONS. To the knowledge of the Company, no Intellectual Property Asset is subject to any outstanding Order, Proceeding (other than pending applications for patent, trademark registration or copyright registration) or stipulation restricting in any manner the licensing thereof by the Company or Company Subsidiary. Except for the Company's distribution agreement listed in Schedule 3.15(a)(v) of the Disclosure Schedule, neither the Company nor the Company Subsidiary has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property Asset.

          (i) NONDISCLOSURE. All employees, contractors, agents and consultants of the Company and the Company Subsidiary have executed a nondisclosure and assignment of inventions agreement in the form attached as Schedule 3.21(i) of the Disclosure Schedule to protect the confidentiality and to vest in the Company and the Company Subsidiary exclusive ownership of such Intellectual Property Assets. To the knowledge of the Company and the Company Subsidiary, no employee, contractor, agent or consultant of the Company or the Company Subsidiary has used any Trade Secrets or other confidential information of any other person in the course of their work for the Company or the Company Subsidiary. Neither the Company nor the Company Subsidiary has written or oral agreements with employees, contractors agents or consultants with respect to the ownership of inventions, trade secrets or other works created by them as a result of which any such employee, contractor, agent or consultant may have rights to the portions of the Intellectual Property Assets so created by such individual.

          (j) AGENCY CONFLICTS. To the knowledge of the Company, no officer, employee, contractor, agent or consultant of the Company or the Company Subsidiary is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant relating to the right of any such officer, employee, contractor, agent or consultant to be employed or engaged by the Company or the

     Company Subsidiary because of the nature of the business conducted or to be conducted by the Company or the Company Subsidiary or relating to the use of Trade Secrets or proprietary information of others, and to the Company's knowledge and belief, the continued employment or retention of its officers, employees, contractors, agents or consultants does not subject the Company or the Company Subsidiary to any liability with respect to any of the foregoing matters.

          (k) SOURCE CODE ESCROW. Neither the Company nor the Company Subsidiary has deposited, or is obligated to deposit, any source code regarding its products into any source code escrows or similar arrangements and neither the Company nor the Company Subsidiary is under any contractual or other obligation to disclose the source code or any other material proprietary information included in or relating to its products.

     3.22.  CERTAIN PAYMENTS

     Neither the Company nor the Company Subsidiary nor any shareholder, director, officer, agent or employee of the Company or the Company Subsidiary, or to the knowledge of the Company, any other Person associated with or acting for or on behalf of the Company or the Company Subsidiary, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services in violation of the Foreign Corrupt Practices Act or any similar Law (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or
(iii) to obtain special concessions, or for special concessions already obtained, for or in respect of the Company or the Company Subsidiary or any affiliate of the Company or the Company Subsidiary, (b) established or maintained any fund or asset of the Company or the Company Subsidiary that has not been recorded in the consolidated books and records of the Company.

     3.23.  RELATIONSHIPS WITH RELATED PERSONS

     Except as set forth on Schedule 3.23, no shareholder, affiliate, officer, director or employee of the Company or the Company Subsidiary, nor any spouse or child of any of them or any Person associated with any of them ("RELATED PERSON"), has, in a capacity other than as shareholder, affiliate, officer, director or employee, any interest in any assets or properties used in or pertaining to the business of the Company or the Company Subsidiary. None of the shareholders, affiliates, officers or directors of the Company or the Company Subsidiary nor, to the Company's knowledge, any employee of the Company or any Related Person has owned, directly or indirectly, and whether on an individual, joint or other basis, any equity interest or any other financial or profit interest in a Person (other than less than two percent (2%) of the outstanding capital stock of a Person subject to the reporting requirements of the Exchange
Act) that has (i) had business dealings with the Company or the Company Subsidiary, or (ii) engaged in competition with the Company or the Company Subsidiary. None of the shareholders, affiliates, officers or directors of the Company or the Company Subsidiary nor any Related Person has owned, directly or indirectly, and whether on an individual, joint or other basis, any equity interest or any other financial or profit interest in excess of 10% of the aggregate equity interest or any other financial or profit interest in a Person that has (i) had business dealings with the Company or the Company Subsidiary, or (ii) engaged in competition with the Company or the Company Subsidiary. Except as set forth on Schedule 3.23, no shareholder, affiliate, officer, director or employee of the Company or the Company Subsidiary nor, to the Company's knowledge, any Related Person is a party to any Contract with, or has any claim or right against, or owes any amounts to, the Company or the Company Subsidiary.

     3.24.  BROKERS OR FINDERS

     Neither the Company nor the Company Subsidiary or any of their agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby except for fees owed to Tucker Anthony Incorporated pursuant to a financial advisor agreement between the Company and Tucker Anthony Incorporated, dated March 23, 2001, a copy of which is attached as Schedule 3.24 of the Disclosure Schedule.

     3.25.  CUSTOMER RELATIONSHIPS

     To the knowledge of the Company, there are no facts or circumstances, including the consummation of the transactions contemplated by this Agreement, that are reasonably likely to result in the loss of any material Customer of the Company or the Company Subsidiary or a material change in the relationship of the Company or the Company Subsidiary with such a material Customer.

     3.26.  OUTSTANDING INDEBTEDNESS

     Schedule 3.26 of the Disclosure Schedule sets forth as of April 30, 2001
(a) the amount of all indebtedness for borrowed money of the Company or the Company Subsidiary then outstanding (including (i) the interest rate applicable thereto, (ii) any Encumbrances or Liens which relate to such indebtedness and
(iii) the name of the lender or the other payee of each such indebtedness), (b) the amount of all lending and commitments to lend and (c) the amount of all guarantees or sureties of the Company with respect to the obligations of any Person. Complete and accurate copies of all such agreements have been delivered to Brooks.

     3.27.  SUPPLIERS; RAW MATERIALS CONTRACTORS

     Schedule 3.27 of the Disclosure Schedule sets forth for the year ended December 31, 2000 and the four months ended April 30, 2001, (i) the names of the ten largest suppliers, contractors and subcontractors of the Company and the Company Subsidiary based on the aggregate value of raw materials, supplies, merchandise and other goods and services ordered by the Company and the Company Subsidiary from such suppliers, contractors and subcontractors during such period and (ii) the amount for which each such supplier, contractor or subcontractor invoiced the Company or the Company Subsidiary during such period. Neither the Company nor the Company Subsidiary has received any notice or have no reason to believe that there has been any material adverse change in the price of such raw materials, supplies, merchandise or other goods or services, or that any such supplier, contractor or subcontractor will not sell raw materials, supplies, merchandise and other goods and services to the Company or the Company Subsidiary at any time after the Closing Date on terms and conditions substantially the same as those used in its current sales to the Company or the Company Subsidiary subject to general and customary price increases.

     3.28.  CUSTOMERS

     Schedule 3.28 of the Disclosure Schedule sets forth (a) a true, complete and correct listing of the ten largest customers (the "CUSTOMERS") of the Company and the Company Subsidiary (based upon the amounts for which each such Customer was invoiced during the year ended December 31, 2000 and the four months ended April 30, 2001).

     3.29.  PAYABLES

     There has been no material adverse change since the date of the Base Balance Sheet in the amount or delinquency of accounts payable of the Company or the Company Subsidiary (either individually or in the aggregate).

     3.30.  INVENTORIES

          (a) All inventories of raw materials, supplies, work in progress and finished goods of each of the Company and the Company Subsidiary are of good, usable and merchantable quality in all material respects and do not include obsolete or discontinued items. All such inventories are of such quality as to meet the quality control standards of the Company and the Company Subsidiary and any applicable governmental quality control standards, (b) all such finished goods are saleable as current inventories at the current prices of the Company and the Company Subsidiary in the ordinary course of business, (c) all such inventories are recorded on the books at the lower of cost or market value determined in accordance with GAAP and (d) no write-down in inventory has been made or should have been made except pursuant to GAAP during the past two years.

          (b) Purchase commitments for raw materials and parts are not in excess of normal requirements and none are at prices in excess of current market prices. Since April 30, 2001, no inventory items have been sold or disposed of except through sales in the ordinary of business at prices no less than prevailing market prices.

          (c) The value of the finished goods inventory on April 30, 2001, and on the Closing, when added to the cost of the variable expenses of freight, commissions and discounts, shall not exceed the market price.

     3.31.  PRODUCT WARRANTIES; PRODUCT LIABILITY

     Attached to Schedule 3.31 of the Disclosure Schedule are complete and correct copies of the standard terms and conditions of sale or lease for each of the products or services of the Company and the Company Subsidiary (containing applicable guaranty, warranty and indemnity provisions). Except as required by Law or as set forth in such standard terms and conditions, no product manufactured, sold, leased or delivered by, or service rendered by or on behalf of, the

Company or the Company Subsidiary is subject to any guaranty, warranty or other indemnity, express or implied, beyond such standard terms and conditions.
Schedule 3.31 of the Disclosure Schedule sets forth the aggregate expenses incurred by the Company's customer support and service center in fulfilling its obligations under its guaranty, warranty and right of return provisions during the periods covered by the Financial Statements and the Interim Financial Statements and the Company knows of no reason why such expenses should significantly increase as a percentage of sales in the future. Except as set forth in Schedule 3.31 of the Disclosure Schedule, there are no existing or, to the knowledge of the Company threatened claims, against the Company or the Company Subsidiary for services or merchandise which are defective or fail to meet any service or product warranties other than in the ordinary course of business consistent with past experience. Except as set forth in Schedule 3.31 of the Disclosure Schedule, no claim has been asserted against the Company or the Company Subsidiary since January 1, 2000 for renegotiation or price redetermination of any completed business transaction. The Company's and the Company Subsidiary's products are free from known significant defects and, to the knowledge of the Company, conform in all material respects to the specifications, documentation and sample demonstration furnished to the Company's and the Company Subsidiary's customers and made available to Brooks.

     3.32.  FINANCIAL SERVICE RELATIONS AND POWERS OF ATTORNEY

     All of the arrangements that the Company or the Company Subsidiary has with any bank depository institution or other financial services entity, whether or not in the Company's or the Company Subsidiary's name, are completely and accurately described on Schedule 3.32 of the Disclosure Schedule, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the current balance as of the date reported, banking institution and person or persons authorized in respect thereof. Neither the Company nor the Company Subsidiary has any outstanding power of attorney.

     3.33.  POOLING

     To the knowledge of the Company, neither the Company nor the Company Subsidiary nor any of the Company's "affiliates" (as defined in Opinion No. 16, as amended, of the Accounting Principles Board of the American Institute of Certified Public Accountants and the interpretive rulings issued thereunder) has taken or agreed to take any action that would affect the ability of Brooks to account for the business combination to be effected by the Merger as a pooling of interests under GAAP and applicable Securities and Exchange Commission ("SEC") interpretations.

     3.34.  REGULATORY CORRESPONDENCE

     The Company has made available to Brooks true and correct copies of any and all material correspondence from and to any federal, governmental or regulatory agencies or bodies since January 1, 2000.

     3.35.  COMPANY ACTION

          (a) The Board of Directors of the Company, at a meeting duly called and held, or through an action by written consent, unanimously has (i) determined that the Merger is fair and in the best interests of the Company and its stockholders, (ii) approved the Merger in accordance with the provisions of the MBCL, (iii) approved this Agreement, the Agreement of Merger and the Transaction Documents to which it is a party, (iv) authorized the execution and delivery of this Agreement, the Agreement of Merger and the Transaction Documents to which it is a party and (v) directed that this Agreement and the Merger be submitted to the Company Shareholders for their approval and resolved to recommend that Company Shareholders vote in favor of the approval of this Agreement and the Merger.

          (b) The Company has obtained and delivered to Brooks the written agreement of each of the Company's affiliates substantially in the form attached hereto as Exhibit 3.35 (an "AFFILIATE AGREEMENT") pursuant to which among other things each such person has agreed to vote all shares of Company Capital Stock owned by him or over which he has voting control, in favor of the Merger and this Agreement and irrevocably granted a proxy, coupled with an interest, to Brooks or its designee to vote such Company Capital Stock in favor of this Agreement and the Merger.

     3.36.  DISCLOSURE

     No representation or warranty of the Company in this Agreement as modified by statements in the Disclosure Schedule is inaccurate in any material respect or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

4.   REPRESENTATIONS AND WARRANTIES OF BROOKS

     Brooks hereby represents and warrants to the Company and the Company Shareholders as follows:

     4.1.  ORGANIZATION AND GOOD STANDING

     Brooks is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Brooks has full corporate power and authority to conduct its business as it is now being conducted and to own or use the assets and properties that it purports to own or use. Brooks is duly qualified to do business as a foreign corporation and is in good standing under the Laws of each state or other jurisdiction in which either the ownership or use of the assets or properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on Brooks and its Subsidiaries, taken as a whole.

     4.2.  AUTHORITY; NO CONFLICT

          (a) Brooks has the right, power, authority and capacity to execute and deliver this Agreement and the Transaction Documents to which Brooks is a party, to consummate the Merger and the other transactions contemplated hereby and thereby and to perform its obligations under this Agreement and the Transaction Documents to which Brooks is a party. This Agreement has been duly authorized and approved, executed and delivered by Brooks and constitutes the legal, valid and binding obligation of Brooks, enforceable against it in accordance with its terms. Upon the execution and delivery by Brooks of the Transaction Documents to which it is a party, such Transaction Documents will constitute the legal, valid and binding obligations of Brooks, enforceable against it in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (b) Neither the execution and delivery of this Agreement or any Transaction Document by Brooks nor the consummation or performance by Brooks of the Merger or any of the other transactions contemplated hereby or thereby, including issuance of the Brooks Shares pursuant to this Agreement, will, directly or indirectly (with or without notice or lapse of time or both):

               (i) contravene, conflict with, or result in a violation or breach of (A) any provision of the Organizational Documents of Brooks, (B) any resolution adopted by the board of directors or the shareholders of Brooks, (C) any legal requirement or any Order, award, decision, settlement or process to which Brooks or any of the assets or properties owned or used by it may be subject, or (D) any Governmental Permit held by Brooks, excluding from clauses (C) and (D) any contravention, conflict, violation or breach which would not, either individually or in the aggregate, have a Material Adverse Effect or materially impair or preclude Brooks' ability to consummate the Merger or the transactions contemplated hereby;

               (ii) result in a breach of or constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit, or require the consent or approval of or any notice to or filing with any third Person, under any material Contract to which Brooks is a party or by which its assets or properties are bound, or require the consent or approval of or any notice to or filing with any Governmental Authority to which either Brooks or its assets or properties are subject except for any breaches, defaults, rights of termination, cancellation or acceleration, entitlements, consents, approvals, notices or filings which would not, either individually or in the aggregate, have a Material Adverse Effect or materially impair or preclude Brooks' ability to consummate the Merger or the transactions contemplated hereby; or

               (iii) result in the imposition or creation of any Encumbrance or Lien upon or with respect to any of the assets or properties owned or used by Brooks except for any imposition or creation which would not, either individually or in the aggregate, have a Material Adverse Effect or materially impair or preclude Brooks' ability to consummate the Merger or the transactions contemplated hereby.

     4.3.  CAPITALIZATION; PARENT SHARES

          (a) The authorized capital stock of Brooks consists of 1,000,000 shares of preferred stock, $.01 par value per share, of which as of the date of this Agreement no shares are issued or outstanding, and 43,000,000 shares of Brooks Common Stock, of which as of June 26, 2001, 18,053,634 shares were issued and outstanding.

          (b) The Brooks Shares issuable as a result of the Merger have been duly authorized and upon the Effective Time will be validly issued, fully paid and nonassessable and approved for listing on the Nasdaq National Market. Each share of Brooks Common Stock to be issued at the Effective Time will be accompanied by one Brooks Purchase Right.

     4.4.  FILINGS WITH THE COMMISSION

          (a) Brooks has delivered or made available to the Company a true, correct and complete copy of its Annual Report on Form 10-K for the year ended September 30, 2000 and Quarterly Reports on Form 10-Q for the quarters ended December 31, 2000 and March 31, 2001 (collectively, the "BROOKS SEC REPORTS"). The Brooks SEC Reports has been timely filed pursuant to the Exchange Act.

          (b) The Brooks SEC Reports complied as to form in all material respects with the requirements of the Exchange Act in effect on the date thereof. The Brooks SEC Reports, when filed pursuant to the Exchange Act, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) Each of Brooks' financial statements (including the related notes) included in the Brooks SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Brooks as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of any unaudited interim financial statements included therein, to normal year-end adjustments and to absence of complete footnotes.

     4.5.  NO MATERIAL ADVERSE CHANGE

     Since March 31, 2001, there has not been any change which has had a Material Adverse Effect on the business of Brooks and its Subsidiaries, taken as a whole, and no event has occurred or circumstance exists that would reasonably be expected to result in a Material Adverse Effect on Brooks and its Subsidiaries, taken as a whole, other than any event or circumstance resulting from the consummation of the transaction contemplated hereby and provided that Brooks makes no representation as to the condition of the economy in general or the condition of Brooks' industry generally.

     4.6.  LEGAL PROCEEDINGS

     There is no pending Proceeding against Brooks that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby, or that otherwise would reasonably be expected to result in a Material Adverse Effect on Brooks and its Subsidiaries, taken as whole. To the knowledge of Brooks, no such Proceeding has been threatened.

     4.7.  BROKERS OR FINDERS

     Neither Brooks nor any of its agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby.

     4.8.  DISCLOSURE

     Except as set forth in Schedule 4.8 of the Disclosure Schedule, no representation or warranty of Brooks in this Agreement is inaccurate in any material respect or omits to state a material fact necessary to make the statements herein in light of the circumstances under which they were made, not misleading.

5.   COVENANTS

     The parties, as applicable, hereby covenant and agree as follows:

     5.1.  NORMAL COURSE

     From the date hereof until the Effective Time, the Company shall, and shall cause the Company Subsidiary to: (a) maintain its corporate existence in good standing; (b) maintain the general character of its business; (c) maintain in effect all of its presently existing insurance coverage (or substantially equivalent insurance coverage); (d) preserve intact in all material respects its business organization, preserve its goodwill and the confidentiality of its business know-how, exercise commercially reasonable efforts to keep available to the Company or the Company Subsidiary the services of its current officers and employees and preserve its present material business relationships with its collaborators, licensor, customers, suppliers and other Persons with which the Company has material business relations; and (e) in all respects conduct its business only in the usual and ordinary manner consistent with past practice including with respect to the performance of all Contracts.

     5.2. CONDUCT OF BUSINESS

     From the date hereof until the Effective Time, the Company shall not, and the Company shall not permit the Company Subsidiary to, except as contemplated by this Agreement, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Brooks, which consent shall not be unreasonably withheld:

          (a) amend or otherwise modify its Organizational Documents;

          (b) issue, sell, dispose of or Encumber or authorize the issuance, sale, disposition or Encumbrance of, or grant or issue any option, warrant or other right to acquire or make any agreement of the type referred to in
     Schedule 3.3 with respect to, any shares of its capital stock or any other of its securities or any security convertible or exercisable into or exchangeable for any such shares or securities, or alter any term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

          (c) Encumber any material assets or properties of the Company or the Company Subsidiary;

          (d) declare, set aside, make or pay any dividend or other distribution to any shareholder with respect to its capital stock;

          (e) redeem, purchase or otherwise acquire any capital stock or other securities of the Company or the Company Subsidiary;

          (f) increase the compensation or other remuneration or benefits payable or to become payable to any director or officer of the Company or the Company Subsidiary, or increase the compensation or other remuneration or benefits payable or to become payable to any of its other employees or agents, except, with respect to such other employees or agents only, for increases in salary and payment of performance bonuses in the manner described in Schedule 5.2(f) of the Disclosure Schedule in either case in the ordinary course of business consistent with past practice;

          (g) adopt or (except as otherwise required by law) amend or make any unscheduled contribution to any Employee Benefit Plan for or with employees, or enter into any collective bargaining agreement;

          (h) terminate or modify any Contract requiring future payments to or from the Company or the Company Subsidiary, individually or in the aggregate, in excess of $25,000, except for termination of Contracts upon their expiration during such period in accordance with their terms;

          (i) create, incur, assume or otherwise become liable for any indebtedness in an aggregate amount (among the Company and the Company Subsidiary) in excess of $50,000, except for draw downs made under the Credit Line to satisfy working capital requirements aggregating up to but not exceeding $341,000 and for blanket inventory purchases where neither the Company nor the Company Subsidiary shall make any payment or commitment in an aggregate amount (including the Company and the Company Subsidiary) in excess of $50,000 (for purposes of this part of Section 5.2(i), obligations or liabilities that are paid, discharged or satisfied under Section 5.2(j) shall be included in determining whether the foregoing basket amounts have been reached), or guarantee or endorse any obligation or the net worth of any Person, except for endorsements of negotiable instruments for collection in the ordinary course of business;

          (j) pay, discharge or satisfy any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, in an aggregate amount (including the Company and the Company Subsidiary) in excess of $50,000, except for liabilities incurred in the ordinary course of business prior to the date hereof and blanket inventory purchases where the Company and the Company Subsidiary shall not make any payment or commitment in an aggregate amount (including the Company and the Company Subsidiary) in excess of $50,000 (for purposes of this Section 5.2(j), indebtedness that is created, incurred, assumed or for which the Company or the Company Subsidiary is otherwise liable under Section 5.2(i) shall be included in determining whether the foregoing basket amounts have been reached);

          (k) sell, transfer, lease or otherwise dispose of any of its assets or properties, except in the ordinary course of business consistent with past practice and for a cash consideration equal to the fair value thereof at the time of such sale, transfer, lease or other disposition;

          (l) cancel, compromise, release or waive any material debt, claim or right;

          (m) make any loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquire any capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other business enterprise;

          (n) make any material capital investment or expenditure or capital improvement, addition or betterment;

          (o) change its method of accounting or the accounting principles or practices utilized in the preparation of the Financial Statements, other than as required by GAAP;

          (p) institute or settle any Proceeding before any Governmental Authority relating to it or its assets or properties;

          (q) adopt a plan of dissolution or liquidation with respect to the Company or the Company Subsidiary;

          (r) enter into any Contract, except Contracts made in the ordinary course of business consistent with past practice;

          (s) make any new election with respect to Taxes or any change in current elections with respect to Taxes, or settle or compromise any federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations;

          (t) take or omit to take any action that would constitute a material violation of or material default under, or waive any rights under, any material Contract; or

          (u) enter into any commitment to do any of the foregoing, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect in any material respect (subject to the knowledge and materiality limitations set forth therein) or cause any covenant, condition or agreement of the Company in this Agreement not to be complied with or satisfied in any material respect.

     5.3.  REGULATION D

     Each party shall use all reasonable efforts to cause the Brooks Shares to be issued in accordance with the applicable provisions of Regulation D, shall cooperate in all filings required pursuant to Regulation D and shall not knowingly take any action which action or failure to act would jeopardize the issuance of the Brooks Shares in accordance with Regulation D.

     5.4.  PRIVATE PLACEMENT MEMORANDUM

          (a) Subject to the Company's obligations pursuant to Section 5.5 hereof, Brooks and the Company shall jointly use commercially reasonable best efforts to promptly, and in any event within 10 days after the execution hereof, prepare proxy materials (in accordance with the disclosure requirements of Regulation D) for the purpose of offering the Brooks Shares to the Company Shareholders and soliciting (i) proxies from holders of Company Capital Stock to vote in favor of the adoption of this Agreement and the approval of the Merger at the special meeting (the "SPECIAL MEETING") of the Company Shareholders to be called and held for such purpose or (ii) written consents from Company Shareholders in favor of the adoption of this Agreement and the approval of the Merger (the "SPECIAL CONSENT"). Such solicitation materials shall be in the form of a private placement memorandum/proxy statement (such private placement memorandum/proxy statement, together with any accompanying letter to stockholders, notice of meeting, form of proxy and form of written consent, shall be referred to herein as the "PLACEMENT MEMORANDUM/PROXY STATEMENT"). Each Party shall furnish all information reasonably requested in connection with the preparation of the Placement Memorandum/Proxy Statement.

          (b) Brooks and the Company shall use commercially reasonable efforts to comply with all applicable provisions of, and rules under, the federal securities laws, the DGCL and the MBCL in the preparation and distribution of the Placement Memorandum/Proxy Statement, the solicitation of proxies or written consents thereunder, and the calling and holding of the Special Meeting. Without limiting the foregoing, Brooks and the Company shall use commercially reasonable efforts to make sure that the

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


     Placement Memorandum/Proxy Statement does not, as of the date on which it is distributed to Company Shareholders, and as of the date of the Special Meeting, or the effective date of the Special Consent, as applicable, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that the Company shall not be responsible for the accuracy or completeness of any information relating to Brooks or any other information furnished by Brooks in writing for inclusion in the Placement Memorandum/Proxy Statement and provided further that Brooks shall not be responsible for the accuracy or completeness of any information relating to the Company or any other information furnished by the Company in writing for inclusion in the Placement Memorandum/Proxy Statement).

          (c) The Company, acting through its Board of Directors, shall include in the Placement Memorandum/Proxy Statement the recommendation of its Board of Directors that the Company Shareholders vote in favor of the adoption of this Agreement and the approval of the Merger, and shall otherwise use commercially reasonable efforts to obtain prompt approval of the Company Shareholders of the Agreement, the Merger and the transactions contemplated hereby.

          (d) If at any time prior to the Effective Time, any event relating to the Company or Brooks or any of their respective affiliates, officers or directors should be discovered by the Company or Brooks, as applicable, which should be set forth in an amendment to the Placement Memorandum/Proxy Statement, the Company or Brooks, as applicable, shall promptly inform the other party.

     5.5.  COMPANY SHAREHOLDER DOCUMENTS

     The Company shall use its commercially reasonable best efforts to obtain and deliver the following to Brooks promptly following the date of this Agreement and in any event prior to the date of any distribution of the Placement Memorandum/Proxy Statement (each in form and substance satisfactory to Brooks in its reasonable discretion):

          (a) a questionnaire executed by each Company Shareholder as to personal wealth and financial sophistication (each a "COMPANY SHAREHOLDER QUESTIONNAIRE"); and

          (b) with respect to each Company Shareholder reasonably deemed by Brooks not to be an "Accredited Investor" as defined in Rule 501 of Regulation D, either (i) a written certification that such Company Shareholder has such knowledge and experience in financial and business matters that such Company Shareholder is capable of evaluating the merits and risks of a prospective investment in Brooks Common Stock (within the meaning of Rule 506 of Regulation D (each a "SOPHISTICATION CERTIFICATION") or (ii) a written agreement (each a "PURCHASER REPRESENTATIVE AGREEMENT") between such Company Shareholder and a purchaser representative (who shall make written certifications reasonably satisfactory to Brooks that he or it is a purchaser representative within the meaning of Regulation D) regarding the representation of such Company

     Shareholder in connection with this Agreement and the transactions contemplated hereby, together with such other representations and agreements pursuant to the provisions of Regulation D as Brooks shall reasonably request.

     The Company Shareholder Questionnaires, Sophistication Certifications and Purchaser Representative Agreements are referred to herein together as the "COMPANY SHAREHOLDER DOCUMENTS."

     5.6.  SPECIAL MEETING

     For the purposes of this Section 5.6, the Placement Memorandum/Proxy Statement, as appropriate is referred to as the "DISCLOSURE DOCUMENT."

     Promptly following completion of the Disclosure Document and subject to the prior approval of Brooks, the Company shall distribute the Disclosure Document to its shareholders and, pursuant thereto and subject to the other provisions of this Agreement, solicit (i) proxies from Company Shareholders to vote in favor of the adoption of this Agreement and the approval of the Merger at the Special Meeting, or (ii) written consents from holders of Company Capital Stock in favor of the adoption of this Agreement and the approval of the Merger. The Company may elect to call and issue notice of the Special Meeting in accordance with the MBCL prior to completion and distribution of the Disclosure Document.

     5.7.  AGREEMENTS WITH RESPECT TO AFFILIATES

     The Company shall deliver to Brooks, prior to the Effective Time, letters (the "AFFILIATE LETTERS") identifying all Persons who are, at the time of the action by the Company Shareholders or immediately prior to the Effective Time, anticipated to be "Affiliates" of the Company for purposes of the rules and regulations of the Commission relating to pooling-of-interests accounting treatment for merger transactions (the "POOLING RULES"). The Company shall use commercially reasonable efforts to cause each Person who is identified as an "affiliate" in the Affiliate Letter to deliver to Brooks as promptly as practicable an Affiliate Agreement in connection with restrictions on affiliates under the Pooling Rules. Brooks shall be entitled to place appropriate legends on the certificates evidencing any Brooks Common Stock to be received by Company affiliates, and to issue appropriate stop transfer instructions to the transfer agent for Brooks Common Stock, consistent with the terms of such Affiliate Agreements.

     5.8.  CERTAIN FILINGS

     The Company shall cooperate with Brooks with respect to all filings with Governmental Authorities that are required to be made by the Company to carry out the transactions contemplated by this Agreement. The Company shall assist Brooks in making all such filings, applications and notices as may be necessary or desirable in order to obtain the authorization, approval or consent of any Governmental Authority which may be reasonably required or which Brooks may reasonably request in connection with the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, if the Merger and the transactions contemplated hereby are subject to the HSR Act, the parties hereto shall promptly and in good faith file or cause to be filed the appropriate notifications with respect to the Merger and such transactions, respond to any requests for additional information and documents and provide the necessary information and make the necessary filings under such Act.

     5.9.  NOTIFICATION OF CERTAIN MATTERS

     The Company shall promptly notify Brooks of (i) the occurrence or non-occurrence of any fact or event of which the Company has knowledge which would be reasonably likely (A) to cause any representation or warranty of the Company contained in this Agreement to be untrue or incorrect in any material respect at any time from the date hereof to the Effective Time or (B) to cause any covenant, condition or agreement of the Company in this Agreement not to be complied with or satisfied in any material respect and (ii) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of the Company, or the right of Brooks to rely thereon, or the conditions to the obligations of Brooks, or the remedies available hereunder to Brooks. The Company shall give prompt notice to Brooks of any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement.

     5.10.  POOLING ACCOUNTING TREATMENT

     Each party hereto shall use its best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling-of-interests. Each party hereto shall use its reasonable best efforts to cause its respective employees, officers, directors, shareholders, Subsidiaries and affiliates not to take any action that would adversely affect the ability of Brooks to account for the business combination to be effected by the Merger as a pooling-of-interests. Neither Brooks nor the Company nor the Company Subsidiary shall take any action, including the acceleration of vesting of any options, restricted stock or other rights to acquire shares of the capital stock of the Company, which reasonably would be expected to (i) interfere with Brooks' ability to account for the Merger as a pooling-of-interests or (ii) jeopardize the tax-free nature of the reorganization hereunder.

     5.11.  NO SOLICITATION

          (a) From the date hereof until the earlier of (i) July 31, 2001, unless all conditions of Closing other than the approval by the Company Shareholders of the transactions contemplated hereby shall have been satisfied, in which case the date shall be extended to the earlier of September 30, 2001 or the date three calendar days after the Company's receipt of the approval by the Company Shareholders of the transactions contemplated hereby; (ii) termination of this Agreement by Brooks or (iii) the Effective Time, the Company shall not, and or shall not permit any, officer, director, shareholder, employee, investment banker or other agent of the Company, or the Company Subsidiary to, directly or indirectly, (A) solicit, engage in discussions or negotiate with any Person (whether or not such discussions or negotiations are initiated by the Company), or take any other action intended or designed to facilitate the efforts of any Person, other than

     Brooks, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any significant portion of its capital stock or assets (with any such efforts by any such Person to make such an acquisition referred to as an "ALTERNATIVE ACQUISITION"), (B) provide information with respect to the Company to any Person, other than Brooks, relating to a possible Alternative Acquisition by any Person, other than Brooks, (C) enter into an agreement with any Person, other than Brooks, providing for a possible Alternative Acquisition or (D) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any Person, other than by Brooks.

     5.12.  ACCESS TO INFORMATION; CONFIDENTIALITY

     Upon reasonable advance written notice, each party shall permit representatives of the other to have access (at all reasonable times and in a manner so as not to interfere with the normal business operations of the other party) to all premises, properties, financial and accounting records, Contracts, other records and documents, and personnel of or pertaining to such party, all in accordance with the terms of the Confidentiality Agreement; provided that the representative of the Company may have the access to Brooks permitted hereunder only in order to conduct customary due diligence regarding the completeness of the Brooks SEC Reports, the Registration Statement and other information set forth herein as the Company may reasonably request. No investigation or examination by either party shall diminish, obviate or constitute a waiver of the enforcement of any of the representations, warranties, covenants or agreements of the other party under this Agreement.

     5.13.  REASONABLE BEST EFFORTS; FURTHER ACTION

          (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts (exercised diligently and in good faith) to take, or cause to be taken, all actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents, authorizations and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

          (b) Notwithstanding any provision of this Agreement to the contrary, Brooks shall not be obligated to divest, abandon, license, dispose of, hold separate or take similar action with respect to any portion of the business, assets or properties (tangible or intangible) of Brooks, any of its Subsidiaries or the Company in connection with seeking to obtain or obtaining any waiver, consent, authorization or approval of any Person associated with the consummation of the transactions contemplated hereby or otherwise.

          (c) If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Company immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary or desirable action.

     5.14. TAX MATTERS

          (a) PREPARATION AND FILING OF RETURNS. The Company shall file or cause to be filed when due all Returns that are required to be filed by or with respect to the Company and the Company Subsidiary on or prior to the Closing Date. Brooks shall file or cause to be filed when due all Returns that are required to be filed by or with respect to the Company and the Company Subsidiary subsequent to the Closing Date. With respect to any Taxable period ending on or prior to the Closing Date for which a Return is required to be filed after the Closing Date, Brooks shall prepare all such Returns of the Company and the Company Subsidiary and shall provide to the Shareholder Representatives, at least thirty (30) business days prior to the due date, including any extensions, for the filing thereof, such Returns together with such Tax information and material relevant to such Returns, including schedules and work papers. Following receipt of any Returns prepared by Brooks, if the Shareholder Representatives dispute any of the information contained in such Returns, the Shareholder Representatives shall promptly notify Brooks. The parties shall cooperate to resolve promptly any such dispute, and Company Shareholders and Brooks shall be responsible for their respective professional fees and expenses incurred in connection therewith. In the event that the parties are not able to promptly resolve any such dispute, the dispute shall be resolved by the following procedures: Brooks and the Shareholder Representatives shall settle such dispute by retaining a nationally-recognized accounting firm other than any Company Shareholder's, Brooks' or the Company's auditors to resolve such dispute. The determination of such accounting firm will be set forth in writing and shall be issued within fifteen (15) days of the date such accounting firm is retained. Any decision by such accounting firm shall be final and binding upon the parties, absent fraud or manifest error, and judgment may be entered thereon, upon the application of either party, by any court having competent jurisdiction. Each party shall bear the cost of preparing and presenting its case; and the fees and expenses of such accounting firm will be shared equally by Brooks and Company Shareholders.

          (b) CONTEST PROVISIONS. Brooks shall notify the Shareholder Representatives in writing within thirty (30) business days after actual receipt by Brooks or its affiliates of written notice of any pending or threatened federal, state, local or foreign Tax audits or assessments that may affect the Tax liabilities of Brooks with respect to the Company or the Company Subsidiary for which Company Shareholders would be required to indemnify Brooks or for which Company Shareholders would otherwise be liable pursuant to this Agreement. The Shareholder Representatives shall be entitled to participate at its expense in the defense of any claim for Taxes that may be subject to indemnification by Company Shareholders, or for which Company Shareholders may otherwise be liable, pursuant to this Agreement. Neither Brooks nor the Shareholder Representatives may agree to settle any Tax claim for the portion of the year or period ending on or prior to the Closing Date that may be the subject of indemnification by

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


     Company Shareholders, or for which Company Shareholders may otherwise be liable, under this Agreement without the prior written consent of Company Shareholders, which consent shall not be unreasonably withheld. Brooks shall have the sole right to represent the Company's and the Company Subsidiary' interests in the defense of any claim for Taxes relating to Taxable periods beginning on or after the Closing Date.

          (c) ASSISTANCE AND COOPERATION. After the Closing Date, each of Company Shareholders, the Shareholder Representatives, and Brooks shall:

               (i) assist (and cause their respective affiliates and subsidiaries to assist) the other party in preparing Returns that such other party is responsible for preparing and filing;

               (ii) cooperate fully in preparing for any audits of, or disputes with Tax authorities regarding, any Returns of the Company and the Company Subsidiary;

               (iii) make available to the other as reasonably requested all information, records and documents relating to Taxes of the Company and the Company Subsidiary;

               (iv) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments of the Company and the Company Subsidiary for Taxable periods for which the other may have a liability under this Agreement; and

               (v) furnish the other with copies of all correspondence received from any Tax authority in connection with any Tax audit or information request with respect to any such Taxable period.

          (d) INTENTIONALLY OMITTED.

          (e) LIABILITY FOR TAXES ARISING OUT OF MERGER. Company Shareholders shall be solely responsible (severally and not jointly) for transfer, registration, recordationand stamp or similar taxes, if any, in connection with their exchange of Company Common Stock and Company Preferred Stock in the Merger. Company Shareholders shall, at their own expense, properly complete, sign, and timely file any and all required Returns with respect to such Taxes ("Transfer Tax Returns") and, if required by applicable law, Brooks will join in the execution of any such Transfer Tax Returns.

          (f) REORGANIZATION COVENANTS.

               (i) Brooks will continue at least one significant historic business line of the Company, or use at least a significant portion of the Company's historic

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


          business assets in a business, in each case, within the meaning of Treasury Regulations Section 1.368-1(d).

               (ii) Neither Brooks nor the Company nor the Company Subsidiary will take any action or cease to take any action, as the case may be, that would cause the Merger to fail to qualify as a tax-free reorganization under Section 368(a) of the Code.

6.   ADDITIONAL COVENANTS OF BROOKS

     Brooks hereby covenants and agrees as follows:

     6.1.  CERTAIN FILINGS

     Brooks agrees to make or cause to be made all filings with Governmental Authorities that are required to be made by Brooks to carry out the transactions contemplated by this Agreement.

     6.2.  NOTIFICATION OF CERTAIN MATTERS

     Brooks shall promptly notify the Company of (i) the occurrence or non-occurrence of any fact or event of which Brooks has knowledge which would be reasonably likely (A) to cause any representation or warranty of Brooks contained in this Agreement to be untrue or incorrect in any material respect at any time from the date hereof to the Effective Time or (B) to cause any covenant, condition or agreement of Brooks in this Agreement not to be complied with or satisfied in any material respect and (ii) any failure of Brooks to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of Brooks, or the right of the Company to rely thereon, or the conditions to the obligations of the Company, or the remedies available hereunder to the Company. Brooks shall give prompt notice to the Company of any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement.

     6.3.  EMPLOYMENT MATTERS

          (a) For purposes of eligibility, vesting and, except with respect to any pension benefit plan, calculation of benefits (except to the extent crediting such service would result in the duplication of benefits) under each of Brooks' employee benefit plans, programs and arrangements in which an employee of the Company who is employed as of the Closing Date and who becomes an employee of Brooks immediately following the Closing (each, a "CONTINUING EMPLOYEE") participates, Brooks shall grant each Continuing Employee with credit for all service with the Company.

          (b) Brooks shall provide to each Continuing Employee (and each Continuing Employee's beneficiaries and dependents) immediate coverage under a health benefit plan maintained by Brooks of the type and kind of plan (and providing substantially similar benefits) as the plans available to similarly situated employees of Brooks. Brooks shall waive any applicable pre-existing condition exclusion (to the extent such exclusion did not apply to a pre-existing condition under the Company's plan) under any such health benefit plan.

          (c) Each Continuing Employee shall enter into Brooks' standard agreements for employees relating to confidentiality, proprietary information, inventions and non-solicitation.

          (d) It is expressly agreed that the provisions of this Section 6.3 are not intended to be for the benefit of or otherwise enforceable by any third Person, including, without limitation, any employee of the Company, or any collective bargaining unit or employee organization.

          (e) Nothing herein shall prevent Brooks or the Company from amending or modifying any employee benefit plan, program or arrangement as permitted thereby in any respect or terminating or modifying the terms and conditions of employment or other service of any particular employee or any other Person. Nothing contained in this Agreement shall create or imply any obligation on the part of Brooks or the Company to provide any continuing employment right to any individual.

     6.4. REGISTRATION

          (a) As soon as reasonably possible after the Closing Date, Brooks shall file with the SEC, a Registration Statement on Form S-3 (or any successor short form registration involving a similar amount of disclosure; or if then ineligible to use any such form, then any other available form of registration statement) for a public offering of all the Brooks Shares then outstanding and all Brooks Shares issuable upon exercise of the Warrants set forth on Schedule 6.4(a) attached hereto to be made on a continuous basis pursuant to Rule 415 of the Securities Act. Brooks will use its commercially reasonable efforts to cause such registration statement to become effective (subject to review of such Registration Statement by the SEC) within 90 calendar days after the Closing Date, and remain continuously effective until the earlier of (i) two years after the Closing Date or (ii) such time as all of the Brooks Shares may be sold pursuant to Rule 144 promulgated under the Securities Act on a single day. Upon written notice to the selling shareholders listed therein, Brooks may, not more often than four times during any fiscal year, suspend use of the Registration Statement for a period of up to 30 days, provided, that no more than three such periods may occur consecutively, if, in the good faith judgment of the Board of Directors of Brooks, there is material nonpublic information the disclosure of which at that point in time would have a Material Adverse Effect on Brooks and its Subsidiaries taken as a whole.

          (b) The Company covenants and agrees that it shall provide to Brooks on a timely basis such consents, representations and information and executed such documents as may reasonably be required by Brooks in connection with such Registration Statement.

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


          (c) Brooks shall pay all expenses of registration of the Brooks Shares pursuant to Section 6.4(a), except brokerage commissions, legal expenses and such other expenses as may be required by law to be paid by the Company Shareholders, shall be paid by the party by which such expenses are incurred.

          (d) To the extent permitted by law, Brooks will indemnify and hold harmless each of the Company Shareholders, their respective officers and directors and each person, if any, who controls the Company Shareholders within the meaning of the Securities Act, against any costs or expenses (including attorney's fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement, joint or several, to which any of them may become subject under the Securities Act or otherwise, insofar as such costs or expenses (including attorney's fees), judgments, fines, losses, claims, damages liabilities or amounts paid in settlement (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained or expressly incorporated by reference in any such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each of the Company Shareholders and their respective officers and directors and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this
     Section 6.4(d) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Brooks (which consent shall not be unreasonably withheld) nor shall Brooks be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Company Shareholders or any person controlling the Company Shareholders.

          (e) To the extent permitted by law, the Company Shareholders will, severally and not jointly, indemnify and hold harmless Brooks, its directors, its officers who have signed such Registration Statement and each person, if any, who controls Brooks within the meaning of the Securities Act against any losses, claims, damages or liabilities to which Brooks or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained or expressly incorporated by reference in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by the Company Shareholders expressly for use in connection with such registration; and the Company Shareholders will reimburse any legal or other expenses reasonably incurred by Brooks or any such director, officer and controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. It is agreed that the indemnity agreement contained in this Section 6.4(e) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying party (which consent shall not be unreasonably withheld).

          (f) If the indemnification provided for in Sections 6.4(d) and (e) hereof is unavailable to a person entitled to indemnification hereunder, then each person that would have been an indemnifying party hereunder will, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified person for which indemnification is provided herein in such proportion as is appropriate to reflect the relative fault of the indemnifying party and such indemnified party, respectively, in connection with the statements or omissions which resulted in the costs or expenses (including attorney's fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement underlying such indemnification obligations. Relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Brooks and the Company Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 6.4(f) were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 6.4(f). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (g) Promptly after receipt by a party indemnified under this Section
     6.4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.4, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however that if the defendants in any such action include both the indemnified party and the indemnifying party and, under applicable standards of professional conduct, a conflict on any significant issue between the positions of the indemnified party and the indemnifying party exists, the indemnified party or parties shall have the right to select one separate law firm, at the indemnifying party's or parties' expense, to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The failure to notify any indemnifying party promptly of the commencement of

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


     any such action, shall not relieve such indemnifying party of any liability to the indemnified party under this Section 6.4, except to the extent that such indemnifying party is actually prejudiced thereby.

     6.5.  NMS LISTING

     Brooks agrees to authorize for listing on the Nasdaq National Market, as of the Effective Time, the of Brooks Shares issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

7.   CONDITIONS TO OBLIGATIONS OF BROOKS

     The obligations of Brooks under this Agreement to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions:

     7.1.  REPRESENTATIONS AND WARRANTIES

     The representations and warranties of the Company contained in this Agreement or in the Disclosure Schedule or any certificate delivered pursuant hereto shall be complete and correct as of the date when made, shall be deemed repeated at and as of the Closing Date as if made on the Closing Date and, without giving effect to any qualification as to materiality (or any variation of such term) contained in any representation or warranty, shall then be complete and correct, except, in either case, (i) if such inaccuracies, individually or in the aggregate, do not cause a Material Adverse Effect, (ii) for changes permitted or contemplated by this Agreement, and (iii) to the extent any such representations or warranties speak as of a certain date, in which case they shall be true and correct as of such date.

     7.2.  PERFORMANCE OF COVENANTS

     The Company shall have taken all necessary corporate or other actions to consummate the transactions contemplated hereby and shall have performed and complied in all material respects with each covenant, agreement and condition required by this Agreement to be performed or complied with by them at or prior to the Effective Time.

     7.3. DISSENTING SHAREHOLDERS

     Holders of less than 10% of the outstanding Company Common Stock shall have exercised dissenters rights pursuant to Section 85 et seq. of the MBCL.

     7.4. UPDATE CERTIFICATE

     Brooks shall have received a certificate or certificates, dated the Closing Date, signed by the Company as to the matters set forth in Sections 7.1 through 7.3.

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     7.5.  NO GOVERNMENTAL OR OTHER PROCEEDING; ILLEGALITY

     No Order of any Governmental Authority shall be in effect that restrains or prohibits any transaction contemplated hereby or that would limit or affect Brooks' ownership or operation of the business or assets of the Company or the Company Subsidiary; no Proceeding by any Governmental Authority shall be pending or threatened against Brooks or the Company or the Company Subsidiary or any director or officer of any thereof, as such, that challenges the validity or legality, or that restrains or seeks to restrain the consummation, of the transactions contemplated hereby, or that limits or otherwise affects or seeks to limit or otherwise affect Brooks' right to own or operate the business or assets of the Company or the Company Subsidiary, or that compels or seeks to compel Brooks or any of its Subsidiaries to divest, abandon, license, dispose of, hold separate or take similar action with respect to any portion of the business, assets or properties (tangible or intangible) of Brooks or any of its Subsidiaries (including the Surviving Corporation) or the Company or the Company Subsidiary; and no written advice shall have been received by Brooks, the Company or the Company Subsidiary or by any of their respective counsel from any Governmental Authority, and remain in effect, stating that an action or Proceeding will, if the Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Merger or limit or otherwise affect Brooks' ownership or operation of the business or assets of the Company or the Company Subsidiary. No Law or Order shall be enacted, entered, enforced or deemed applicable to the Merger or the other transactions contemplated hereby which makes the consummation of the Merger or the other transactions contemplated hereby illegal; provided that such illegality shall not have arisen from any act of Brooks.

     7.6.  APPROVALS AND CONSENTS

     All material waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by the Company, for the authorization, execution and delivery of this Agreement, the consummation by it of the transactions contemplated hereby and the continuation in full force and effect of any and all material rights, documents, instruments or Contracts of the Company and the Company Subsidiary shall have been obtained and made, including, without limitation, all consents or approvals required to be disclosed on Schedule 3.2(b) and of any other Person which may be required under any lease for real property to which the Company or the Company Subsidiary is a party. The Company shall use reasonable commercial efforts to obtain landlord consents and estoppel certificates reasonably satisfactory in form and substance to Brooks from the lessors/owners of all real property leased by the Company or the Company Subsidiary.

     7.7.  OPINION OF COUNSEL

     The Company shall have delivered to Brooks an opinion of its legal counsel, Goodwin Procter LLP, dated the Closing Date and addressed to Brooks, as to the matters set forth on Exhibit 7.7 hereto.

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


     7.8.  SHAREHOLDER APPROVAL

     This Agreement, the Merger and the other transactions contemplated hereby shall have been duly approved by Company Shareholders in accordance with the MBCL.

     7.9.  OPINIONS OF ACCOUNTANTS; POOLING

          (a) Brooks shall have received a letter from PricewaterhouseCoopers ("PWC"), independent certified public accountants of Brooks, regarding the appropriateness of pooling-of-interests accounting for the Merger under APB 16 if closed and consummated in accordance with this Agreement. Such letter shall be in form and substance reasonably satisfactory to Brooks.

          (b) Brooks shall have requested, and the Company shall have received and delivered to Brooks, a letter from Arthur Andersen LLP, independent certified public accountants of the Company, regarding the fact that the Company is eligible for pooling-of-interests accounting for the transactions contemplated hereby under APB 16 if closed and consummated in accordance with this Agreement. Such letter shall be in form and substance reasonably satisfactory to Brooks.

     7.10.  ESCROW AGREEMENT

     There shall have been executed and delivered to Brooks an Escrow Agreement in substantially the form attached hereto as Exhibit 2.10, with such modifications thereto as may be required by the Escrow Agent and agreed to by the parties hereto.

     7.11.  NONCOMPETITION AND PROPRIETARY INFORMATION AGREEMENTS

     Brooks shall have received executed noncompetition and proprietary information agreement substantially in the form of Exhibit 7.11 from each of the Key Employees (the "NONCOMPETITION AGREEMENTS").

     7.12.  TERMINATION OF RIGHTS AND VOTING AGREEMENTS

     All agreements among the Company and any of its securityholders, or among any of the Company securityholders, providing for registration rights, rights of first refusal, rights of co-sale, relating to the voting of the Company securities or requiring the Company to obtain the consent or approval of any such securityholders prior to taking or failing to take any action, shall have been, as of or prior to the Closing Date, terminated in their entirely.

     7.13. PATENT ASSIGNMENT

     Brooks shall have received a duly executed Patent Assignment substantially in the form of Exhibit 7.13 (the "Patent Assignment") pursuant to which David Palmer shall have assigned all his right, title and interests in and to all Patents held by him to the Company.

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


     7.14.  REPAYMENT OF PROMISSORY NOTES

     The Company shall have paid in full the unpaid principal of, together with all accrued and unpaid interest on and any fees and expenses relating to, (i) that certain Promissory Note, dated August 7, 1997, made by the Company and given to PR Venture Partners, L.P. in the original principal amount of $25,000 and (ii) that certain Promissory Note, dated August 7, 1997, made by the Company and given to Morgan, Holland Fund II, L.P. in the original principal amount of $25,000 (collectively, the "Notes"). At the Closing, Brooks shall have received the original Notes duly cancelled by the holder thereof.

     7.15.  OTHER DOCUMENTS

     At the Closing, Brooks shall receive such other certificates and documents as Brooks shall have reasonably requested.

8.   CONDITIONS TO OBLIGATIONS OF THE COMPANY

     The obligations of the Company under this Agreement to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions:

     8.1.  REPRESENTATIONS AND WARRANTIES

     The representations and warranties of Brooks contained in this Agreement or in the Disclosure Schedule or any certificate delivered pursuant hereto shall be complete and correct as of the date when made, shall be deemed repeated at and as of the Closing Date as if made on the Closing Date and, without giving effect to any qualification as to materiality (or any variation of such term) contained in any representation or warranty, shall then be complete and correct except, in either case, if such inaccuracies (i) individually or in the aggregate do not cause a Material Adverse Effect, (ii) relate to changes permitted or contemplated by this Agreement; (iii) relate to representations or warranties that speak as of a certain date, in which case they shall be true and correct as of such date, or (iv) were disclosed in a press release or in a filing with the SEC which was released or filed, as the case may be, at least ten Trading Days prior to the Closing Date, except if the effect of such disclosure is to delay or prevent the filing of the Registration Statement pursuant to Section 6.4(a) hereof or to delay or prevent the Registration Statement becoming effective within 90 days after the Closing Date.

     8.2.  PERFORMANCE OF COVENANTS

     Brooks shall have taken all necessary corporate actions to consummate the transactions contemplated hereby and shall have performed and complied in all material respects with each covenant, agreement and condition required by this Agreement to be performed or complied with by them at or prior to the Effective Time.

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


     8.3.  UPDATE CERTIFICATE

     The Company and the Company Shareholders shall have received a certificate or certificates, dated the Closing Date, signed by Brooks as to the matters set forth in Sections 8.1 and 8.2.

     8.4.  NO GOVERNMENTAL OR OTHER PROCEEDING; ILLEGALITY

     No Order of any Governmental Authority shall be in effect that restrains or prohibits any transaction contemplated hereby; no Proceeding by any Governmental Authority shall be pending or threatened against Brooks or the Company or the Company Subsidiary or any director or officer of any thereof, as such, that challenges the validity or legality, or that restrains or seeks to restrain the consummation, of the transactions contemplated hereby; and no written advice shall have been received by Brooks, the Company or the Company Subsidiary or by any of their respective counsel from any Governmental Authority, and remain in effect, stating that an action or Proceeding will, if the Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Merger. No Law or Order shall be enacted, entered, enforced or deemed applicable to the Merger or the other transactions contemplated hereby which makes the consummation of the Merger or the other transactions contemplated hereby illegal.

     8.5.  OPINION OF COUNSEL

          (a) Brooks shall have delivered to the Company an opinion of Brown, Rudnick, Freed & Gesmer, dated the Closing Date and addressed to the Company, as to the matters set forth on Exhibit 8.5 hereto.

          (b) The Company shall have received a written opinion from its counsel, Goodwin Procter LLP, dated as of the Closing Date and in form and substance reasonably satisfactory to it, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and that Brooks and the Company each will be a party to such reorganization within the meaning of Section 368(a) of the Code, provided that if Goodwin Procter LLP does not render such opinion, this condition shall nonetheless be deemed satisfied if Brown, Rudnick, Freed & Gesmer renders such opinion to the Company. In connection with such opinion, Brooks and the Company shall provide such representations as may be reasonably requested from counsel, which shall be entitled to rely upon such representations in rendering its opinion.

     8.6. SHAREHOLDER APPROVAL

     This Agreement, the Merger and the other transactions contemplated hereby shall have been duly approved by the Company Shareholders in accordance with the MBCL.

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


9.   INDEMNIFICATION

     9.1.  DEFINITIONS

          "LOSSES" means all losses, damages (including, without limitation, consequential damages), fines, penalties, liabilities, payments and obligations, and all expenses related thereto. Losses shall include any reasonable legal fees and costs incurred by any of the Indemnified Persons subsequent to the Closing in defense of or in connection with any alleged or asserted liability, payment or obligation, whether or not any liability or payment, obligation or judgment is ultimately imposed against the Indemnified Persons and whether or not the Indemnified Persons are made or become parties to any such action.

          "BROOKS' INDEMNIFIED PERSONS" means Brooks, any subsidiary and affiliated corporations, and their respective directors, officers, employees, stockholders and agents.

          "INDEMNIFIED PERSON" means any person entitled to be indemnified under this Article 9.

          "INDEMNIFYING PERSON" means any person obligated to indemnify another person under this Article 9.

          "THIRD PARTY ACTION" means any written assertion of a claim, or the commencement of any action, suit, or proceeding, by a third party as to which any person believes it may be an Indemnified Person hereunder.

     9.2.  INDEMNIFICATION BY COMPANY SHAREHOLDERS

          (a) Subject to the limitations in paragraph (b)-(d) below, each of the Company Shareholders, severally and not jointly, agrees to defend, indemnify and hold harmless Brooks' Indemnified Persons from and against all Losses directly or indirectly incurred by or sought to be imposed upon any of them:

               (i) resulting from or arising out of any breach of any of the representations or warranties made by the Company in or pursuant to this Agreement or in any Transaction Document to which the Company is a party, or document or instrument executed and delivered pursuant hereto or in connection with the Closing; provided, that for the purpose of this Section 9.2, any qualification of such representations and warranties by reference to the materiality of matters stated therein, and any limitations of such representations and warranties as being "to the knowledge of" or "known to" or words of similar effect, shall be disregarded in determining any inaccuracy, untruth, incompleteness or breach thereof; or

               (ii) resulting from or arising out of any breach of any covenant or agreement made by the Company pursuant to this Agreement.

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


          (b) (i) The Company Shareholders shall have no liability under Section 9.2(a) unless one or more of Brooks' Indemnified Persons gives written notice to the Shareholder Representatives asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of the period ending on the earlier of the date one
     (1) year after the Closing Date and the date of release of Brooks' audited financial statements for the fiscal year ended September 30, 2001, except that, for any claim based upon a covenant or undertaking which by its terms is to be performed after the Closing, then the period shall commence on the date when such covenant or agreement should have been performed.

               (ii) The maximum amount for which the Company Shareholders may be liable to all Brooks' Indemnified Persons pursuant to this Article 9 shall not be greater than 20% of the Purchase Price.

          (c) Indemnification for claims under paragraph (a) above shall be payable by the Company Shareholders only if the aggregate amount of all Losses thereunder by the Brooks' Indemnified Persons shall exceed $380,000, at which point the Company Shareholders shall be responsible for all Losses from the first dollar to the full extent of all such Losses.

          (d) The gross amount with respect to any claim for indemnification for which the Company Shareholders may be liable to the Brooks' Indemnified Persons pursuant to this Article 9 shall be reduced by any insurance proceeds actually recovered by or on behalf of the Brooks' Indemnified Persons on account of such indemnifiable Losses net of (x) costs and expenses and (y) the effect of any increase in insurance premiums payable by such party making a claim under its policies relating to such Losses (and no right of subrogation shall accrue to any insurer hereunder). The Brooks' Indemnified Persons shall exert their reasonable efforts to recover upon any policies of insurance insuring any indemnifiable Losses.

     9.3.  DEFENSE OF THIRD PARTY ACTIONS

          (a) Promptly after receipt of notice of any Third Party Action, any person who believes he, she or it may be an Indemnified Person will give notice to the potential Indemnifying Person of such action. The omission to give such notice to the Indemnifying Person will not relieve the Indemnifying Person of any liability hereunder unless it was prejudiced thereby, nor will it relieve it of any liability which it may have other than under this Article 9.

          (b) Upon receipt of a notice of a Third Party Action, the Indemnifying Person shall have the right, at its option and at its own expense, to participate in and be present at the defense of such Third Party Action, but not to control the defense, negotiation or settlement thereof, which control shall remain with the Indemnified Person, unless the Indemnifying Person makes the election provided in paragraph (c) below. Notwithstanding the foregoing, the Indemnified Person will not enter into any settlement

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


     of any Third Party Action without the consent of the Indemnifying Person, which consent will not be unreasonably withheld.

          (c) By written notice within forty-five (45) days after receipt of a notice of a Third Party Action, an Indemnifying Person may elect to assume control of the defense, negotiation and settlement thereof, with counsel reasonably satisfactory to the Indemnified Person; provided, however, that the Indemnifying Person agrees (i) to promptly indemnify the Indemnified Person for its expenses to date, and (ii) to hold the Indemnified Person harmless from and against any and all Losses caused by or arising out of any settlement of the Third Party Action approved by the Indemnifying Person or any judgment in connection with that Third Party Action. The Indemnifying Persons shall not in the defense of the Third Party Action enter into any settlement which does not include as a term thereof the giving by the third party claimant of an unconditional release of the Indemnified Person, or consent to entry of any judgment except with the consent of the Indemnified Person.

          (d) Upon assumption of control of the defense of a Third Party Action under paragraph (c) above, the Indemnifying Person will not be liable to the Indemnified Person hereunder for any legal or other expenses subsequently incurred in connection with the defense of the Third Party Action, other than reasonable expenses of investigation undertaken at the request of the Indemnifying Person.

          (e) If the Indemnifying Person does not elect to control the defense of a Third Party Action under paragraph (c), the Indemnifying Person shall promptly reimburse the Indemnified Person for the reasonable expenses incurred by the Indemnified Person in connection with defense of such Third Party Action, as and when the same shall be incurred by the Indemnified Person; provided that such reasonable expenses shall not include the reasonable fees and expenses of more than one law firm in any given matter (other than local counsel).

          (f) Any person who has not assumed control of the defense of any Third Party Action shall have the duty to cooperate with the party which assumed such defense.

     9.4.  MISCELLANEOUS

          (a) Brooks' Indemnified Persons shall be entitled to indemnification under Section 9.2(a) regardless of whether the matter giving rise to the applicable Losses may have been previously disclosed to any such person unless the matter giving rise to such Losses was expressly disclosed on the Schedules attached to this Agreement.

          (b) If any Loss is recoverable under more than one provision hereof, the Indemnified Person shall be entitled to assert a claim for such Loss until the expiration of the longest period of time within which to assert a claim for Loss under any of the provisions which are applicable.

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


     9.5.  PAYMENT OF INDEMNIFICATION; SOLE REMEDY

     Except for claims for indemnification provided for in Section 6.4(e), the indemnification provided for in this Article 9 shall be the exclusive remedy of the Brooks Indemnified Parties for breaches of representations, warranties and covenants contained in this Agreement provided that Brooks shall not be deemed to have waived any right of recourse (whether a claim under this Article 9 or otherwise) arising from fraud or intentional misconduct of any other party hereto. Any Losses which may become due and payable to any of Brooks' Indemnified Persons under Section 9.2 shall first be paid or otherwise satisfied out of the Escrow Shares in accordance with the terms of the Escrow Agreement. Thereafter, the balance of any additional claims for indemnification under this
Article 9 shall be paid or otherwise satisfied by Indemnifying Persons within thirty (30) days after notice thereof is given by the Indemnified Person following final resolution of such claims.

10.   TERMINATION OF AGREEMENT

     10.1.  TERMINATION

     This Agreement shall not be terminated, nor the Merger abandoned, except in accordance with the provisions of this Article 10. This Agreement may be terminated and the Merger may be abandoned any time prior to the Effective Time, whether before or after approval by the Company Shareholders:

          (a) by mutual written consent of the parties;

          (b) by either Brooks or the Company, if, the Merger shall not have been consummated on or before September 30, 2001, unless such failure shall be due to a material breach of any representation or warranty, or the nonfulfillment in a material respect, and failure to cure such nonfulfillment, of any covenant or agreement contained herein on the part of the party or parties seeking to terminate; and

          (c) by Brooks or the Company if a Governmental Authority shall have issued a nonappealable final Order or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger and the other transactions contemplated hereby (provided that the right to terminate this Agreement under this paragraph (c) shall not be available to any party who has not complied with its obligations under this Agreement if such noncompliance materially contributed to the issuance of any such Order or the taking of such action).

     10.2.  TERMINATION BY BROOKS

     This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of Brooks, at any time prior to the Effective Time, before or after the approval by the Company Shareholders, if:

          (a) the Company shall have failed to comply with any of the covenants or agreements contained in this Agreement such that the closing condition set forth in

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


     Section 7.2 would not be satisfied; provided, however, that if such breach or breaches are capable of being cured prior to the Effective Time, such breach or breaches shall not have been cured within 10 days of delivery to the Company of written notice of such breach;

          (b) there exists a breach of any representation or warranty of the Company contained in this Agreement such that the closing condition set forth in Section 7.1 would not be satisfied; provided, however, that if such failure or failures are capable of being cured prior to the Effective Time, such failure or failures shall not have been cured within 10 days of delivery to the Company of written notice of such failure; or

          (c) the Company engages in any conduct or takes any action concerning an Alternative Acquisition as provided in Section 5.11 hereof.

     10.3.  TERMINATION BY THE COMPANY

     This Agreement may terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the Company Shareholders, by action of the Board of Directors of the Company, if:

          (a) Brooks shall have failed to comply with any of the covenants or agreements contained in this Agreement such that the closing condition set forth in Section 8.2 would not be satisfied; provided however, that if such failure or failures are capable of being cured prior to the Effective Time, such failure or failures shall not have been cured within 10 days of delivery to Brooks of written notice of such failure; or

          (b) there exists a breach or breaches of any representation or warranty of Brooks contained in this Agreement such that the closing condition set forth in Section 8.1 would not be satisfied; provided however, that if such breach or breaches are capable of being cured prior to the Effective Time, such breach or breaches shall not have been cured within 10 days of delivery to Brooks of written notice of such breach.

     10.4.  PROCEDURE FOR TERMINATION

     In the event of termination and abandonment of the Merger by Brooks or the Company pursuant to this Article 10, written notice thereof shall forthwith be given to the other party.

     10.5.  EFFECT OF TERMINATION

          (a) In the event of termination of this Agreement in accordance with the provisions of this Article 10, this Agreement shall forthwith become void and no party to this Agreement shall have any liability or further obligation to any other party, except as provided in the Confidentiality Agreement and in this Section 10.5 and in Sections 11.2 and 11.3 of this Agreement, which provisions shall survive such termination, and except that nothing herein shall relieve any party from liability for any breach of this Agreement.

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


          (b) In the event of a termination of this Agreement pursuant to
     Section 10.2(c), the Company shall pay Brooks a fee in the amount of $1,000,000 and all reasonable, actual and documented costs and expenses (including reasonable attorneys' and accountants' fees and expenses) incurred by Brooks in connection with this Agreement and the transactions contemplated hereby (collectively the "TERMINATION FEE"). Such amounts payable to Brooks shall be paid ten business days after Brooks' written demand therefor.

     10.6.  RIGHT TO PROCEED

     Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Article 7 hereof have not been satisfied, Brooks shall have the right to waive the satisfaction of any such condition as provided in
Article 7 and to proceed with the transactions contemplated hereby, however, it shall be deemed to have waived any claim for indemnification arising out of any condition which has been so waived. If any of the conditions specified in
Article 8 hereof has not been satisfied, the Shareholder Representatives shall have the right to waive the satisfaction of any such condition as provided in
Article 8 and to proceed with the transactions contemplated hereby.

11.   GENERAL PROVISIONS

     11.1.  TERMINATION OF REPRESENTATIONS AND WARRANTIES

     The parties' representations warranties and covenants in this Agreement or in any document or instrument delivered pursuant to this Agreement shall survive until the earlier of (i) one (1) year after the Closing Date and (ii) the date of release of Brooks' audited financial statements for the fiscal year ended September 30, 2001.

     11.2.  EXPENSES

     Except as otherwise expressly provided in this Agreement, the Company will pay on or prior to the Closing the Company's legal, accounting and other expenses in connection with this Agreement and the transactions contemplated herein and Brooks will pay on or prior to the Closing its legal, accounting and other expenses in connection with this Agreement and the transactions contemplated herein.

     11.3.  PUBLIC ANNOUNCEMENTS

     Unless required by law, any public announcement or similar publicity with respect to this Agreement, the Closing, the Merger or the other transactions contemplated hereby will be issued, if at all, at such time and in such manner as Brooks determines with the concurrence of the Company, which concurrence shall not be unreasonably withheld or delayed by the Company. Unless disclosure is consented to by Brooks in advance or required by law or disclosure has otherwise already been made, the Company shall keep this Agreement and the transactions contemplated hereby strictly confidential and may not make any disclosure of this Agreement or such transactions to any Person other than its or their directors, officers, employees or agents who need to know such information to enable the Company to comply with this Agreement, provided that each such director, officer, employee or agent shall agree, for the benefit of Brooks, to maintain the confidentiality of such information as provided in this Section 11.3. The Company and Brooks will consult with each other concerning the means by which the Company's employees, customers and suppliers and other Persons having dealings with the Company or the Company Subsidiary will be informed of this Agreement, the Closing, the Merger and the other transactions contemplated hereby, and representatives of Brooks may at its option be present for any such communication.

     11.4.  NOTICES

     All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by fax (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses or fax numbers set forth below (or to such other address, person's attention or fax number as a party may designate by notice to the other parties given in accordance with this Section 11.4):

          (a) If to Brooks:

              Brooks Automation, Inc.
              15 Elizabeth Drive
              Chelmsford, MA 01824
              Telecopier No.:  (617) 262-2500
              Telephone No.:  (617) 262-2600
              Attention:  Ellen B. Richstone
                          Chief Financial Officer

          With a copy to:

              Brown, Rudnick, Freed & Gesmer
              One Financial Center
              Boston, MA  02111
              Telecopier No.:  (617) 856-8201
              Telephone No.:  (617) 856-8200
              Attention:  Samuel P. Williams, Esquire

          (b) If to the Company:

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


              Progressive Technologies Inc.
              200 Ames Pond Drive
              Tewksbury, MA  01876
              Telecopier No.:  (978) 863-1090
              Telephone No.:  (978) 863-1000
              Attention:  William Dwyer

          With a copy to:

              Goodwin, Procter LLP
              Exchange Place
              Boston, MA  02109
              Telecopier No.:  (617) 523-1231
              Telephone No.:  (617 (570-1000
              Attention:  Donna M. Sherry, Esquire
                          David P. Lewis, Esquire

     11.5.  JURISDICTION; SERVICE OF PROCESS

     Any Proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Delaware or any United States District Court of the State of Delaware, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such Proceeding and waives any objection to venue laid therein. Service of process or any other papers in any such Proceeding may be made by registered or certified mail, return receipt requested, pursuant to the provisions of Section 11.4.

     11.6.  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE

     No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     11.7.  ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

     No party may assign any of its rights under this Agreement without the prior written consent of the other parties except that Brooks may assign any of its rights, but not its obligations, under this Agreement to any direct wholly-owned Subsidiary of Brooks. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any

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provision of this Agreement other than the Company Shareholders acting through the Shareholder Representative.

     11.8.  SEVERABILITY

          (a) If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such party or circumstances other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law. If the final judgment of a court of competent jurisdiction declares that any item or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

          (b) The parties agree that the fees and other amounts provided in
     Section 10.5 are fair and reasonable in the circumstances. If a court of competent jurisdiction shall nonetheless, by a final, non-appealable judgment, determine that such amounts exceed the maximum amount permitted by law, then such amounts shall be reduced to the maximum amount permitted by law in the circumstances, as determined by such court of competent jurisdiction.

     11.9.  GOVERNING LAW

     This Agreement will be governed by the internal laws of the State of Delaware without regard to principles of conflict of laws.

     11.10.  COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     11.11.  ENTIRE AGREEMENT AND MODIFICATION

     This Agreement supersedes all prior agreements (other than the Confidentiality Agreement), whether written or oral, between or among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) the entire agreement among the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by each party hereto.

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     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                   BROOKS AUTOMATION, INC.


                                   By:  /s/  Ellen B. Richstone
                                      ------------------------------------------
                                      Senior Vice President Finance
                                      and Administration and Chief
                                      Financial Officer

                                   PROGRESSIVE TECHNOLOGIES INC.


                                   By:  /s/  David W. Palmer
                                      ------------------------------------------
                                      President





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


                                    EXHIBITS

Exhibit 2.10     Form of Escrow Agreement

Exhibit 3.35     Form of Affiliate Agreement

Exhibit 7.7      Matters to be Addressed in Opinion of Company's Counsel

Exhibit 7.11     Noncompetition and Proprietary Information Agreement

Exhibit 7.13     Form of Patent Assignment

Exhibit 8.5      Matters to be Addressed in Opinion of Brooks' Counsel









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